                                                                   EXHIBIT 10(a)


                                                           EXECUTION COUNTERPART


================================================================================


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                           dated as of June 28, 1996


                                     among


                            FUQUA ENTERPRISES, INC.


                           THE LENDERS LISTED HEREIN,

                                      and

                             SUNTRUST BANK, ATLANTA

                                    as Agent


================================================================================

                               TABLE OF CONTENTS



                                                                                                        Page
                                                                                                        ----
ARTICLE I.       DEFINITIONS; CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . .            2

Section 1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2
Section 1.02.    Accounting Terms and Determination . . . . . . . . . . . . . . . . . . . . .            16
Section 1.03.    Other Definitional Terms . . . . . . . . . . . . . . . . . . . . . . . . . .            17
Section 1.04.    Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . .            17


ARTICLE II.      REVOLVING LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            17

Section 2.01.    Revolving Credit Commitments; Use of Proceeds  . . . . . . . . . . . . . . .            17
Section 2.02.    Revolving Credit Notes; Repayment of Principal . . . . . . . . . . . . . . .            18
Section 2.03.    Voluntary Reduction of Revolving Credit Commitments  . . . . . . . . . . . .            18


ARTICLE III.     GENERAL LOAN TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18

Section 3.01.    Funding Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18
Section 3.02.    Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . .            19
Section 3.03.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            20
Section 3.04.    Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21
Section 3.05.    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22
Section 3.06.    Voluntary Prepayments of Borrowings  . . . . . . . . . . . . . . . . . . . .            22
Section 3.07.    Payments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
Section 3.08.    Interest Rate Not Ascertainable, etc.  . . . . . . . . . . . . . . . . . . .            25
Section 3.09.    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            25
Section 3.10.    Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            26
Section 3.11.    Lending Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            27
Section 3.12.    Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            28
Section 3.13.    Assumptions Concerning Funding of Eurodollar Advances  . . . . . . . . . . .            28
Section 3.14.    Apportionment of Payments  . . . . . . . . . . . . . . . . . . . . . . . . .            28
Section 3.15.    Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .            28

Section 3.16.    Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            29
Section 3.17.    Notice of Capital Adequacy and Increased Costs
                          Claims; Limitation on Payment Obligations . . . . . . . . . . . . .            30


ARTICLE IV.      CONDITIONS TO BORROWINGS . . . . . . . . . . . . . . . . . . . . . . . . . .            30

Section 4.01.    Conditions Precedent to Initial Revolving Loans  . . . . . . . . . . . . . .            30
Section 4.02.    Conditions to All Revolving Loans  . . . . . . . . . . . . . . . . . . . . .            32


ARTICLE V.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . .            33

Section 5.01.    Corporate Existence; Compliance with Law . . . . . . . . . . . . . . . . . .            33
Section 5.02.    Corporate Power; Authorization . . . . . . . . . . . . . . . . . . . . . . .            34
Section 5.03.    Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .            34
Section 5.04.    No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            34
Section 5.05.    No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .            34
Section 5.06.    Investment Company Act, Etc. . . . . . . . . . . . . . . . . . . . . . . . .            34
Section 5.07.    Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            35
Section 5.08.    Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . .            35
Section 5.09.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            35
Section 5.10.    No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            36
Section 5.11.    No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . .            36
Section 5.12.    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            36
Section 5.13.    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            36
Section 5.14.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .            36
Section 5.15.    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            37
Section 5.16.    Patents, Trademarks, Licenses, Etc.  . . . . . . . . . . . . . . . . . . . .            38
Section 5.17.    Ownership of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .            38
Section 5.18.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            38
Section 5.19.    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            38
Section 5.20.    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39
Section 5.21.    Payment or Dividend Restrictions . . . . . . . . . . . . . . . . . . . . . .            39
Section 5.22.    Intercompany Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39
Section 5.23.    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39


ARTICLE VI.      AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .            40

Section 6.01.    Corporate Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .            40
Section 6.02.    Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .            40
Section 6.03.    Payment of Taxes and Claims, Etc.  . . . . . . . . . . . . . . . . . . . . .            40

Section 6.04.    Keeping of Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            40
Section 6.05.    Visitation, Inspection, Etc. . . . . . . . . . . . . . . . . . . . . . . . .            40
Section 6.06.    Insurance; Maintenance of Properties . . . . . . . . . . . . . . . . . . . .            41
Section 6.07.    Reporting Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            41
Section 6.08.    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            45
Section 6.09.    Notices Under Certain Other Indebtedness . . . . . . . . . . . . . . . . . .            45


ARTICLE VII.     NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            45

Section 7.01.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            45
Section 7.02.    Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            47
Section 7.03.    Mergers, Consolidations, Etc.  . . . . . . . . . . . . . . . . . . . . . . .            48
Section 7.04.    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            48
Section 7.05.    Investments, Loans, Acquisitions Etc.  . . . . . . . . . . . . . . . . . . .            48
Section 7.06.    Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            49
Section 7.07.    Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . .            50
Section 7.08.    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . .            50
Section 7.09.    Issuance of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . .            50
Section 7.10.    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            51
Section 7.11.    Limitation on Payment Restrictions
                          Affecting Consolidated Companies  . . . . . . . . . . . . . . . . .            51
Section 7.12.    Actions Under Certain Documents  . . . . . . . . . . . . . . . . . . . . . .            51
Section 7.13.    Changes in Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . .            51


ARTICLE VIII.    EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            51

Section 8.01.    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            51
Section 8.02.    Covenants Without Notice . . . . . . . . . . . . . . . . . . . . . . . . . .            52
Section 8.03.    Other Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            52
Section 8.04.    Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            52
Section 8.05.    Non-Payments of Other Indebtedness . . . . . . . . . . . . . . . . . . . . .            52
Section 8.06.    Defaults Under Other Agreements;
                          Change in Control Provisions  . . . . . . . . . . . . . . . . . . .            52
Section 8.07.    Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            52
Section 8.08.    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            53
Section 8.09.    Money Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            53
Section 8.10.    Ownership of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .            54
Section 8.11.    Change in Control of Borrower  . . . . . . . . . . . . . . . . . . . . . . .            54

Section 8.12.    Default Under Other Credit Documents . . . . . . . . . . . . . . . . . . . .            54


ARTICLE IX.      THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            55

Section 9.01.    Appointment of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .            55
Section 9.02.    Authorization of Agent with Respect
                          to the Security Documents . . . . . . . . . . . . . . . . . . . . .            55
Section 9.03.    Nature of Duties of Agent  . . . . . . . . . . . . . . . . . . . . . . . . .            56
Section 9.04.    Lack of Reliance on the Agent  . . . . . . . . . . . . . . . . . . . . . . .            56
Section 9.05.    Certain Rights of the Agent  . . . . . . . . . . . . . . . . . . . . . . . .            56
Section 9.06.    Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            57
Section 9.07.    Indemnification of Agent . . . . . . . . . . . . . . . . . . . . . . . . . .            57
Section 9.08.    The Agent in its Individual Capacity . . . . . . . . . . . . . . . . . . . .            57
Section 9.09.    Holders of Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . .            58
Section 9.10.    Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            58


ARTICLE X.        MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            58

Section 10.01.    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            58
Section 10.02.    Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            59
Section 10.03.    No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . .            59
Section 10.04.    Payment of Expenses, Etc.   . . . . . . . . . . . . . . . . . . . . . . . .            59
Section 10.05.    Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            61
Section 10.06.    Benefit of Agreement; Assignments
                          and Participations  . . . . . . . . . . . . . . . . . . . . . . . .            61
Section 10.07.    Governing Law; Submission to Jurisdiction   . . . . . . . . . . . . . . . .            64
Section 10.08.    Independent Nature of Lenders' Rights   . . . . . . . . . . . . . . . . . .            64
Section 10.09.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            64
Section 10.10.    Effectiveness; Survival; Superseding Former Agreement   . . . . . . . . . .            64
Section 10.11.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            65
Section 10.12.    Independence of Covenants   . . . . . . . . . . . . . . . . . . . . . . . .            65
Section 10.13.    Change in Accounting Principles,
                          Fiscal Year or Tax Laws . . . . . . . . . . . . . . . . . . . . . .            65
Section 10.14.    Headings Descriptive; Entire Agreement  . . . . . . . . . . . . . . . . . .            66

                                   SCHEDULES

SCHEDULE 1.01             Intercompany Loans
SCHEDULE 5.01             Organization and Ownership of Subsidiaries
SCHEDULE 5.05             Certain Pending and Threatened Litigation
SCHEDULE 5.08(A)          Environmental Compliance
SCHEDULE 5.08(B)          Environmental Notices
SCHEDULE 5.08(C)          Environmental Permits
SCHEDULE 5.11             Burdensome Restrictions
SCHEDULE 5.12             Tax Filings and Payments
SCHEDULE 5.15             Employee Benefit Matters
SCHEDULE 5.16             Patent, Trademark, License, and Other Intellectual
                            Property Matters
SCHEDULE 5.17             Ownership of Properties
SCHEDULE 5.20             Labor and Employment Matters
SCHEDULE 5.21             Dividend Restrictions
SCHEDULE 6.08             Financial Covenant Calculations Second Quarter 1995
SCHEDULE 7.01             Outstanding Indebtedness
SCHEDULE 7.02             Existing Liens
SCHEDULE 7.05             Existing Investments
SCHEDULE 8.11             Existing Shareholders

                                    EXHIBITS

EXHIBIT A                 -       Form of Revolving Credit Note
EXHIBIT B                 -       Form of Borrowing Certificate
EXHIBIT C                 -       Form of Conversion/Continuation Certificate
EXHIBIT D                 -       Form of Closing Certificate
EXHIBIT E                 -       Form of Opinion of Alston & Bird
EXHIBIT F                 -       Form of Compliance Certificate
EXHIBIT G                 -       Form of Assignment and Acceptance
EXHIBIT H                 -       Form of Note Assignment
EXHIBIT I                 -       Form of Intercompany Note


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                 THIS AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of June 28, 1996, by and among FUQUA ENTERPRISES, INC., a Delaware corporation, formerly known as Vista Resources, Inc. (the "Borrower"), SUNTRUST BANK, ATLANTA, formerly known as Trust Company Bank, a banking corporation organized under the laws of the State of Georgia ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Agent");


                              W I T N E S S E T H:


                 WHEREAS, the Borrower, the Agent and certain of the Lenders are party to that certain Credit Agreement, dated as of November 6, 1995 (as modified through the date hereof, the "Former Agreement") providing a revolving credit facility to the Borrower in the amount of $60,000,000;

                 WHEREAS, the Borrower has requested that the Former Agreement be amended and restated to increase the amount of the revolving credit facility, to add certain additional Lenders and make certain other modifications to the Former Agreement, all as more particularly set forth below;

                 WHEREAS, at the request of the Borrower, the Agent and the Lenders have agreed to provide such increased credit facilities to the Borrower, on the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders and the Agent agree, upon the terms and subject to the conditions set forth herein, as follows:

                                   ARTICLE I.

                           DEFINITIONS; CONSTRUCTION

                 SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                 "Acquisition" shall mean any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division or Asset Group thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of a majority of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of more than 50% ownership interest in any such Person.

                 "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any Lender (or assignee thereof) which is a member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D). As of the date of this Agreement, such stated maximum rate is 0.

                 "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving Loans, which Advance shall be made or outstanding as a Base Rate Advance or Eurodollar Advance, as the case may be.

                 "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

                 "Agent" shall mean SunTrust Bank, Atlanta a Georgia banking corporation, and any successor agent appointed pursuant to Article IX hereof.

                 "Agreement" shall mean this Credit Agreement, either as originally executed or as hereafter amended, restated, supplemented or otherwise modified from time to time.

                 "Applicable Commitment Percentage" shall mean, with respect to any calculation of the Commitment Fee hereunder, (i) through September 30, 1996, fifteen basis points (0.15%) per annum, and (ii) thereafter, the percentage per annum determined by reference to the following subparagraphs (a) through (d), whichever is applicable:

         If Borrower's Consolidated
         Funded Debt to Consolidated                                   The Applicable
         EBITDA is:                                                Commitment Percentage is:
         ---------------------------                               -------------------------
         (a)     Less than 1.50:1.00                                         .125%

         (b)     greater than or equal
                 to 1.50:1.00 but
                 less than 2.50:1.00                                         .15%

         (c)     greater than or equal to
                 2.50:1.00 but less than
                 3.50:1.00                                                   .1875%

         (d)     greater than or equal
                 to 3.50:1.00                                                .25%

The Applicable Commitment Percentage shall be recalculated as and when the Applicable Margin is recalculated in the manner set forth in the definition of the Applicable Margin.

                 "Applicable Margin" shall mean, (i) with respect to all Eurodollar Advances outstanding through September 30, 1996, one half of one percent (0.50%) per annum, (ii) with respect to all Base Rate Advances through September 30, 1996, zero percent (0%) per annum, and (iii) with respect to all Advances outstanding thereafter, the relevant percentage indicated below for Borrower's Consolidated Funded Debt to Consolidated EBITDA ratio, as determined quarterly for the immediately preceding four fiscal quarters based upon the financial statements delivered to the Lenders pursuant to Section 6.07(a) or
Section 6.07(b) hereof, as the case may be, with such Applicable Margin to be effective as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered (for example, the Applicable Margin effective as of October 1, 1996 will be calculated based upon the financial statements delivered with respect to, and the four fiscal quarters ending on, June 30, 1996):

         If Borrower's Consolidated                        The Applicable Margin is:
         Funded Debt to Consolidated                       -------------------------
         EBITDA is:                                        Base Rate                 Eurodollar
         ---------------------------                       ---------                 ----------
         (a)     Less than 1.50:1.00                        -.50%                       .40%

         (b)     greater than or equal
                 to 1.50:1.00 but
                 less than 2.50:1.00                            0                      .50%

         (c)     greater than or equal to
                 2.50:1.00 but less than
                 3.50:1.00                                      0                      .70%

         (d)     greater than or equal to
                 3.50:1.00                                      0                     1.00%

                 "Asset Group" shall mean any asset or group of assets with identifiable net income (or loss).

                 "Asset Sale" shall mean the disposition whether by sale, transfer, exchange or other disposition of any or all of the assets of Borrower or any of its Subsidiaries (including the stock of Subsidiaries) in which the Net Proceeds of such disposition, or related series of such dispositions, exceeds $100,000, other than (i) sales of inventory in the ordinary course of business, and (ii) damage, destruction, condemnation, theft or similar loss of such assets.

                 "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the net book value of such property or asset as established in accordance with GAAP.

                 "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and another financial institution in accordance with the terms of this Agreement and substantially in the form of Exhibit G.

                 "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 et seq.).

                 "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

                 "Base Rate Advance" shall mean an Advance made or outstanding as a Revolving Loan, bearing interest based on the Base Rate.

                 "Borrower" shall mean Fuqua Enterprises, Inc., a Delaware corporation, its successors and permitted assigns.

                 "Borrowing" shall mean the incurrence by Borrower of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

                 "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia and, if the applicable Business Day relates to Eurodollar Advances, any day on which trading is not carried on by and between banks in deposits of the applicable currency in the applicable interbank Eurocurrency market.

                 "Buyer Note" shall mean that certain promissory note to be issued pursuant to the Stock Purchase Agreement dated as of October 16, 1995 by and between the Borrower and Atlantic American Corporation in an amount equal to the amount owing by Borrower pursuant to the Seller Note, to be made by Atlantic American Corporation in favor of the Borrower and to mature on the same date as the Seller Note.

                 "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                 "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

                 "Cash Equivalents" shall mean: (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the dated issued by a U.S. federal or state chartered commercial bank of recognized standing, which has a capital an unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (iii) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in (i) above and entered into only with commercial banks having the qualifications described in (ii) above; (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States of any state thereof and rated at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's, in each case with maturities of not more than one year from the date acquired; and (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above.

                 "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Borrower evidencing debt or a commitment to extend loans in excess of $500,000 which requires, or permits the holder(s) of such Indebtedness of Borrower to require that such Indebtedness of Borrower be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Borrower to be accelerated in any respect, as a result of a change in ownership of the capital stock of Borrower or voting rights with respect thereto.

                 "Closing Date" shall mean June 28, 1996 or such later date on which the initial Revolving Loans are made and the conditions set forth in
Section 4.01 and 4.02 are satisfied.

                 "Commitment Fee" shall have the meaning ascribed to it in
Section 3.05(a).

                 "Consolidated Companies" shall mean, collectively, Borrower and all of its Subsidiaries the accounts of which are consolidated with those of the Borrower in its consolidated financial statements in accordance with GAAP.

                 "Consolidated EBIT" shall mean, with reference to any period, the sum of Consolidated Net Income (Loss) for such period plus, to the extent deducted in determining Consolidated Net Income (Loss), (i) provision for taxes based on income made by the Consolidated Companies during such period and (ii) Consolidated Interest Expense. For the purposes of calculating Consolidated EBIT, (a) any Person who becomes a Subsidiary on or prior to the date of determination shall be deemed to have been a Subsidiary for the entire period for which such calculation is being made; and (b) any Asset Group acquired by the Borrower or a Subsidiary on or prior to the date of determination shall be deemed to have been owned during the entire period for which such calculation is being made; provided that, in the event that the Person or Asset Group to be included herein pursuant to subsections (a) and (b) for the relevant fiscal period had not been, prior to its acquisition by a Consolidated Company, obtaining annual audited financial statements, prepared by a nationally recognized accounting firm, for a period of at least three years, the EBIT of such Person or Asset Group shall be included in this definition only if the Borrower provides the Lenders with evidence of the calculation of the EBIT of such Person or Asset Group which is acceptable to the Required Lenders in their reasonable discretion.

                 "Consolidated EBITDA" shall mean, with reference to any period, an amount equal to the sum of Consolidated EBIT plus to the extent deducted in determining Consolidated Net Income (Loss), depreciation and amortization expense of the Consolidated Companies for such period as determined in accordance with GAAP. For the purposes of calculating Consolidated EBITDA, (a) any Person who becomes a Subsidiary on or prior to the date of determination shall be deemed to have been a Subsidiary for the entire period for which such calculation is being made; and (b) any Asset Group acquired by the Borrower or a Subsidiary on or prior to the date of determination shall be deemed to have been owned during the entire period for which such calculation is being made; and; provided that, in the event that the Person or Asset Group to be included herein pursuant to subsections (a) and (b) for the relevant fiscal period had not been, prior to its acquisition by a Consolidated Company, obtaining annual audited financial statements, prepared by a nationally recognized accounting firm, for a period of at least three years, the EBITDA of such Person or Asset Group shall be included in this definition only if the Borrower provides the Lenders with evidence of the calculation of the EBITDA of such Person or Asset Group which is acceptable to the Required Lenders in their reasonable discretion.

                 "Consolidated Funded Debt" shall mean, as at any date of determination, the total of all Funded Debt (including the current portions thereof) of the Consolidated Companies outstanding on such date, determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany items; provided, that, for purposes of calculating Consolidated Funded Debt, the Borrower's obligations pursuant to the Seller Note and any stand-by letter of credit facility established solely to support such Seller Note (which letter of credit and accompanying documentation has been approved in writing by the Required Lenders) shall not be included in Consolidated Funded Debt unless and until one or more of the following events shall occur:
(x) the Seller Note and any reimbursement obligations pursuant to any letter of credit facility established in support thereof shall not have been paid in full or tendered for payment into escrow in accordance with the terms of the agreements governing the Seller Note, by November 1, 1996, (y) any default shall occur pursuant to the Buyer Note which default is not cured within any applicable grace period or waived in writing by the Borrower, or (z) the Agent and the Required Lenders shall deem, in good faith, that the prospect of repayment of the Buyer Note in full (or the tender of payment thereof for placement into escrow) on its scheduled due date has been substantially impaired; provided that, during any period that Wachovia Bank of Georgia, N.A. is a party to this Agreement and also has in place the primary credit facility to Atlantic American Corporation, the Agent and the Required Lenders shall not be entitled to make such a determination unless an event of default has occurred pursuant to such credit facility.

                 "Consolidated Interest Expense" shall mean, with reference to any period, the total interest expense (not net of interest income) of the Consolidated Companies for such period (including, without limitation, interest expense attributable to Capital Leases), determined in accordance with GAAP on a consolidated basis.

                 "Consolidated Net Income (Loss)" shall mean, with reference to any period, the net income (or deficit) of the Consolidated Companies for such period (taken as a cumulative whole), determined in accordance with GAAP on a consolidated basis, provided that the following shall be excluded if and to the extent otherwise included in net income of the Borrower and any of its Subsidiaries for such period:

                 (a) the income (or deficit) of any Person accrued prior to the date it became a Subsidiary or was merged into or consolidated with the Borrower or a Subsidiary of the Borrower unless, pursuant to the definition of Consolidated EBITDA, such Person is deemed to be a Subsidiary of the Borrower for such period;

                 (b) the income (or deficit) of any Asset Group accrued prior to the date such Asset Group was acquired by the Borrower or a Subsidiary of the Borrower unless, pursuant to the provisions of the definition of Consolidated EBITDA, such Asset Group is deemed to have been owned by the Borrower or a Subsidiary of the Borrower for such period; and

                 (c) any aggregate net gain (or aggregate net loss) during such period arising from the sale, exchange, or other disposition of assets of the Borrower or any of its Subsidiaries outside of the ordinary course of business.

                 "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

                 "Credit Documents" shall mean, collectively, this Agreement, the Revolving Credit Notes, the Note Assignment, the Intercompany Loan Documents and all other instruments, documents, certificates, agreements and writings executed in connection herewith.

                 "Credit Parties" shall mean, collectively, each of the Borrower and any Subsidiary of the Borrower executing an Intercompany Note.

                 "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                 "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

                 "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, or (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                 "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414(b) or (c) of the Tax Code (and for purposes of Tax Code Section 412 or 4980B, a member which is under common control within the meaning of the regulations promulgated under
Section 414(m) or (o) of the Tax Code).

                 "Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan, bearing interest based on the Adjusted LIBO Rate.

                 "Event of Default" shall have the meaning provided in Article VIII.

                 "Executive Officer" shall mean with respect to any Person, the President, Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents and other designations within that office), Chief Financial Officer, Treasurer and any Person holding comparable offices or duties.

                 "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

                 "Fee Letter" shall mean that certain engagement letter dated as of April 25, 1996 by and among Borrower, SunTrust Corporate Finance, Inc. and SunTrust Bank, Atlanta, as Agent.

                 "Funded Debt" shall mean, with respect to any Person, all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, Capital Leases, conditional sales contracts and similar title retention debt instruments, (including any current maturities of such Indebtedness) which by its terms matures more than one year from the date of creation thereof or which is renewable or extendible at the option of the obligor to a date beyond one year from the date of determination. The calculation of Funded Debt shall include (i) all Funded Debt of the

Consolidated Companies, plus (ii) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, plus (iii) the redemption amount with respect to the stock of any Consolidated Company required to be redeemed during the next succeeding twelve months, plus (iv) Indebtedness outstanding pursuant to the line of credit established by SunTrust for the benefit of the Borrower as permitted by Section 7.01 hereof.

                 "Fuqua Family" shall mean, collectively, (a) J.B. Fuqua, (b) any of his immediate family members consisting of his spouse and his lineal descendants (whether natural or adopted) and their spouses, and (c) any trusts established for the sole benefit of, or partnerships or foundations controlled by, any of the foregoing. As of the Closing Date, the Persons comprising the Fuqua Family and who beneficially own any Voting Stock of the Borrower are set forth on Schedule 8.11 attached hereto.

                 "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                 "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness of another Person, including without limitation, any such Indebtedness, directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made (subject to any limitations contained in the terms of such Guaranty) or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

                 "Intercompany Loan Documents" shall mean, collectively, the Intercompany Notes and all related loan, subordination, and other agreements relating in any manner to the Intercompany Loans.

                 "Intercompany Loans" shall mean, collectively, (i) the loans more particularly described on Schedule 1.01 and (ii) those loans or other extensions of credit made by one Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 7.01 or as may otherwise be approved in writing by the Required Lenders.

                 "Intercompany Note" shall mean a promissory note made by one of the Consolidated Company to another Consolidated Company substantially in the form of Exhibit I attached hereto, to evidence an Intercompany Loan.

                 "Indebtedness" of any Person shall mean, without duplication
(i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Capital Lease Obligations; (iii) all Guaranties of such Person (including the stated amount of undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, Interest Rate Contracts, or similar agreements or combinations thereof. Notwithstanding the foregoing, in determining the Indebtedness of any Person, there shall be included all obligations of such Person of the character referred to in clauses (i) through (v) above deemed to be extinguished under GAAP but for which such Person remains legally liable.

                 "Interest Coverage Ratio" shall mean, as of any date of determination, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, in each case, calculated for the immediately preceding four fiscal quarters of the Consolidated Companies.

                 "Interest Period" shall mean as to any Eurodollar Advances, the interest period selected by the Borrower pursuant to Section 3.04(a) hereof.

                 "Interest Rate Contract" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modified.

                 "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person other than an Acquisition.

                 "Investment Grade" shall mean, instruments rated at least Baa3 or the equivalent by Moody's and at least BBB- or the equivalent by S&P.

                 "Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

                 "Lending Office" shall mean for each Lender, the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Revolving Loan.

                 "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Advances, appearing on the Reuters Screen LIBO Page as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Reuters Screen LIBO Page, the rate for that Interest Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Agent from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

                 "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

                 "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                 "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the enforceability of the Credit Documents.

                 "Maturity Date" shall mean the earlier of (i) June 28, 1999, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

                 "Moody's" shall mean Moody's Investors Services, Inc. and each of its successors.

                 "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                 "Net Proceeds" shall mean, with respect to any Asset Sale, (i) all cash, including cash receivables (when so received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon) received by any Consolidated Company as a result of or in connection with such transaction and (ii) all cash proceeds of any sale or other liquidation of any non-cash proceeds received as consideration of any Asset Sale (when so received), in each case, net of reasonable sale expenses, fees and commissions incurred, and any income taxes reasonably estimated in good faith by the Borrower and its accountants to be payable by any Consolidated Company in connection with such Asset Sale and other taxes thereon to the extent such other taxes are actually paid by any Consolidated Company, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Revolving Loans) secured by a Lien (to the extent permitted by Section 7.02) upon the asset sold in such Asset Sale.

                 "Note Assignment" shall mean that certain note assignment originally executed by the Borrower, substantially in the form of Exhibit H attached hereto, as from time to time executed by other Consolidated Companies by joinder, whereby the Consolidated Companies party thereto assign to the Agent, for the benefit of the Lenders, all of the right, title and interest in and to the Intercompany Loan Documents, as security for the Obligations.

                 "Notice of Borrowing" shall have the meaning provided in
Section 3.01(a).

                 "Notice of Conversion/Continuation" shall have the meaning provided in Section 3.01(b).

                 "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all Revolving Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

                 "Payment Office" shall mean with respect to payments of principal, interest, fees or other amounts relating to the Revolving Loans and all other Obligations, the office specified as the "Payment Office" for the Agent on the signature page of the Agent, or such other location as to which the Agent shall have given written notice to the Borrower.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                 "Permitted Liens" shall mean those Liens expressly permitted by Section 7.02.

                 "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

                 "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

                 "Pro Rata Share" shall mean, with respect to each of the Revolving Credit Commitments of each Lender, each Revolving Loan to be made by, and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Revolving Credit Commitments, such Revolving Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                 "Required Lenders" shall mean at any time, the Lenders holding at least 66 2/3% of the amount of committed funds under the Revolving Credit Commitments, whether or not advanced or, following the termination of all of the Revolving Credit Commitments, the Lenders holding at least 66 2/3% of the aggregate outstanding Advances at such time.

                 "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Restricted Payments" shall mean, with respect to any Person,
(a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of such Person now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of such Person now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt, and (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other securities of such Person now or hereafter outstanding.

                 "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

                 "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or supplemented.

                 "Revolving Loans" shall mean, collectively, the revolving loans made to the Borrower by the Lenders pursuant to Section 2.01.

                 "Revolving Credit Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Sections 2.03 or 2.11 any assignment thereof pursuant to Section 10.06(c), or any amendment thereof pursuant to Section 10.02.

                 "Security Documents" shall mean, collectively, the Note Assignment and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, now or hereafter executed, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                 "Seller Note" shall mean that certain promissory note, dated as of October 11, 1991, made by the Borrower in favor of InterRedec Southern Company, Inc. in the original principal amount of $8,000,000, as increased to approximately $11,200,000 pursuant to the terms thereof (without giving effect to any set-off rights thereunder), due on October 11, 1996.

                 "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

                 "Subordinated Debt" shall mean all Indebtedness of Borrower subordinated to all obligations of Borrower or any other Credit Party arising under this Agreement, the Revolving Credit Notes, and the Note Assignment, created, incurred or assumed on terms and conditions satisfactory in all respects to the Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agent and Required Lenders.

                 "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

                 "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

                 "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

                 "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

                 "Total Assets" shall mean, as of any date of determination, the total assets of the Consolidated Companies as determined in accordance with GAAP.

                 "Total Capitalization" shall mean, as of any date of determination, the sum of (i) Consolidated Funded Debt plus (ii) shareholder's equity of the Borrower as determined in accordance with GAAP after subtraction of all treasury stock.

                 "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

                 "Voting Stock" shall mean securities of any class or classes, the holders of which are entitled to elect all of the corporate directors (or Persons performing similar functions).

                 SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

                 SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

                 SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                  ARTICLE II.

                                REVOLVING LOANS

                 SECTION 2.01.  REVOLVING CREDIT COMMITMENTS; USE OF PROCEEDS.

                 (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed such Lender's Revolving Credit Commitment. Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

                 (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans comprised of Eurodollar Advances shall be not less than $1,500,000 or a greater integral multiple of $250,000, and the aggregate principal amount of each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $300,000 or a greater integral multiple of $50,000. At no time shall the number of Borrowings outstanding hereunder exceed six; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances shall be considered as one Borrowing.

                 (c) The proceeds of Revolving Loans shall be used solely for the following purposes:

                 (i) All amounts outstanding under the Former Agreement shall be deemed to have been made hereunder as the initial Revolving Loans on the Closing Date and shall be reallocated amongst the Lenders party hereto on such date in accordance with each Lender's Pro Rate Share; and

                (ii) All other amounts shall be used by the Borrower as working capital, to finance acquisitions permitted hereunder, for other general corporate purposes of the Borrower and to make Intercompany Loans to its Subsidiaries for use by such Subsidiaries as working capital, to finance acquisitions permitted hereunder, to make other Intercompany Loans as provided herein, and for other general corporate purposes of such Subsidiaries.

                 SECTION 2.02.  REVOLVING CREDIT NOTES; REPAYMENT OF PRINCIPAL.

                 (a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

                 (b) All Borrowings outstanding under the Revolving Credit Commitments shall be due and payable in full on the Maturity Date.

                 SECTION 2.03. VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENTS. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Agent, Borrower shall have the right, without premium or penalty, to terminate the unutilized Revolving Credit Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Revolving Credit Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $1,000,000 and integral multiples of $1,000,000.


                                  ARTICLE III.

                               GENERAL LOAN TERMS

                 SECTION 3.01.  FUNDING NOTICES.

                 (a) Whenever Borrower desires to make a Borrowing with respect to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing substantially in the form of Exhibit B, with appropriate insertions (a "Notice of Borrowing"), such Notice of Borrowing to be given at its Payment Office (x) prior to 11:00 A.M. (local time for the Agent) on the Business Day which is the requested date of such Borrowing in the case of Base Rate Advances, and (y) prior to 12:00 noon (local time for the Agent) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

                 (b) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Commitments consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice, substantially in the form of Exhibit C attached hereto, with appropriate insertions (a "Notice of Conversion/Continuation"), shall be given prior to 12:00 noon (local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing consisting of Eurodollar Advances, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                 (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

                 (d) The Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 3.01 with respect to the Revolving Credit Commitments.

                 SECTION 3.02.  DISBURSEMENT OF FUNDS.

                 (a) No later than 11:00 a.m. (local time for the Agent) in the case of a Borrowing consisting of Eurodollar Advances and no later than 12:00 Noon (local time for the Agent) in the case of a Borrowing consisting of Base Rate Advances on the date of each Borrowing pursuant to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                 (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 3.12 hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Revolving Credit Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

                 (c) All Borrowings under the Revolving Credit Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Revolving Credit Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Revolving Credit Commitment hereunder.

                 SECTION 3.03.  INTEREST.

                 (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                 (i) For Base Rate Advances--The Base Rate in effect from time to time plus (or minus) the Applicable Margin; and

                 (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin.

                 (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                 (i) in the case of overdue principal and interest with respect to all Revolving Loans outstanding as Eurodollar Advances, at the greater of (A) the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum or (B) the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

                 (ii) in the case of overdue principal and interest with respect to all other Revolving Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Revolving Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum.


                 (c) Interest on each Revolving Loan shall accrue from and including the date of such Revolving Loan to but excluding the date of any repayment thereof; provided that, if a Revolving Loan is repaid on the same day made, one day's interest shall be paid on such Revolving Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on September 30, 1996. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of three months, on each three month anniversary of the initial date of such Interest Period. Interest on all Revolving Loans shall be payable on any conversion of any Advances comprising such Revolving Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

                 (d) The Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

                 SECTION 3.04.  INTEREST PERIODS.

                 (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

                 (b)      Notwithstanding paragraph (a) of this Section 3.04:

                 (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                 (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                 (iv) No Interest Period with respect to the Revolving Loans shall extend beyond the Maturity Date.

                 SECTION 3.05.  FEES.

                 (a) Borrower shall pay to the Agent, for the ratable benefit of each Lender based upon its respective Pro Rata Share, a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date and ending on the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on September 30, 1996, and on the Maturity Date, equal to the Applicable Commitment Percentage multiplied by the average daily unused portion of the Revolving Credit Commitments.

                 (b) Borrower shall pay to the Agent and its Affiliates such structuring and syndication fees and annual administrative fees in the respective amounts and on the dates set forth in the Fee Letter.

                 SECTION 3.06.  VOLUNTARY PREPAYMENTS OF BORROWINGS.

                 (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $500,000 or any greater integral multiple of $50,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrowings consisting of Eurodollar Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $1,500,000 or any greater integral multiple of $250,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

                 (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Revolving Loans (i) by 11:00 A.M. (local time for the Agent) on the Business Day of any prepayment of Base Rate Advances and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) notify each Lender of the contents of such notice and of such Lender's Pro Rata Share of such prepayment.

                 (c) Borrower, when providing notice of prepayment pursuant to Section 3.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,500,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Revolving Loans comprising such Borrowing. In the absence of a designation by Borrower, the Agent shall, subject to the foregoing, make such designation in its discretion but using reasonable efforts to avoid funding losses to the Lenders pursuant to
Section 3.12 subject to the last sentence of Section 3.15. All voluntary prepayments shall be applied to the payment of interest before application to principal.

                 SECTION 3.07.  PAYMENTS, ETC.

                 (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, shall be made without defense, set-off or counterclaim to the Agent not later than 12:00 noon (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

                 (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Revolving Credit Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes (x) on the overall net income of the Agent or the Lenders or (y) any Taxes in the form of franchise taxes, in each case, imposed pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such

Lender or the Agent is located). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Revolving Credit Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted; provided that, the Borrower shall not be required to indemnify any Lender or the Agent for any Tax applicable to such Lender or the Agent on the Closing Date. A certificate as to the amount of such payment by such Lender or the Agent shall constitute prima facie evidence of the matters contained therein.

                 (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law.


                 (iii) Borrower shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof.

                 (c) Subject to Section 3.04(ii), whenever any payment to be made hereunder or under any Revolving Credit Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                 (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Revolving Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and shall constitute prima facie evidence of the matters contained therein.

                 (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

                 SECTION 3.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist (which notice Agent agrees to give to the Borrower upon Agent obtaining knowledge that such circumstances have ceased to exist), the obligations of the Lenders to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

                 SECTION 3.09.  ILLEGALITY.

                 (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

                 (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request from such Lender, and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
Section 3.09(b).

                 SECTION 3.10.  INCREASED COSTS.

                 (a) If, after the date hereof, by reason of (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                 (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office, or franchise taxes applicable thereto, in each case, as imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances) or its obligation to make Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall constitute prima facie evidence of the matters contained therein.

                 (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

                 (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

                 (ii) Borrower's right to request from such Lender and such Lender's obligation to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

                 (iii) such Lender shall make a Revolving Loan as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

                          SECTION 3.11.  LENDING OFFICES.

                 (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section 3.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

                 (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender.

                 SECTION 3.12. FUNDING LOSSES. Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and shall constitute prima facie evidence of the matters contained therein), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (excluding any mandatory prepayments pursuant to Section 2.04 but including any conversions pursuant to Section 3.09(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

                 SECTION 3.13. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

                 SECTION 3.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Revolving Loans and commitment fees shall be apportioned among all outstanding Revolving Credit Commitments and Revolving Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Revolving Credit Commitments and outstanding Revolving Loans. The Agent shall promptly distribute to each Lender at its payment office specified by any Lender its share of all such payments received by the Agent on the same Business Day as such payment is deemed to be received by the Agent.

                 SECTION 3.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                 SECTION 3.16. CAPITAL ADEQUACY. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base
Rate). Each certificate as to the amount payable under this Section 3.16 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall constitute prima facie evidence of the matters contained therein.

                 SECTION 3.17. NOTICE OF CAPITAL ADEQUACY AND INCREASED COSTS CLAIMS; LIMITATION ON PAYMENT OBLIGATIONS.

                 (a) Each Lender agrees to notify the Borrower as promptly as practicable upon such Lender obtaining actual knowledge of any event occurring after the Closing Date entitling such Lender to compensation pursuant to
Section 3.10 or Section 3.16 hereof; provided that, except as set forth in subsection (b) below, the failure of any Lender to give such notice shall not release the Borrower from any of its obligations pursuant to such Sections.

                 (b) In the event that any Lender fails to make written demand for indemnification or compensation pursuant to Section 3.10 or Section 3.16 hereof within one year after the date that such Lender receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such Sections, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the date which is one year preceding such written demand.


                                  ARTICLE IV.

                            CONDITIONS TO BORROWINGS

                 The obligations of each Lender to make Advances to Borrower hereunder is subject to the satisfaction of the following conditions:

                 SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL REVOLVING LOANS. At the time of the making of the initial Revolving Loans hereunder (or the deemed making of Revolving Loans pursuant to Section 2.01(c)(i)) on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Revolving Loans, including, without limitation, Borrower's obligations
(i) to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent or its Affiliates as previously agreed with Borrower, including without limitation, the fees set forth in the Fee Letter and (ii) to pay all accrued interest and fees pursuant to the Former Agreement (but excluding the principal amount outstanding thereunder), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

                 (a)      the duly executed counterparts of this Agreement;

                 (b) the duly completed Revolving Credit Notes evidencing the Revolving Credit Commitments;

                 (c) a duly executed Note Assignment and original Intercompany Loan Documents, duly endorsed to the Agent, with respect to each Intercompany Loan existing on the Closing Date;

                 (d) certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

                 (e) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws of such entities;

                 (f) certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State and by the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party and each other jurisdiction where such Credit Party's ownership of property or the conduct of its business require it to be qualified, except where a failure to be so qualified would not have a Materially Adverse Effect;

                 (g) certificate of Borrower in substantially the form of Exhibit D attached hereto and appropriately completed;

                 (h) the favorable opinion of Alston & Bird, counsel to the Credit Parties, in the form of Exhibit E, addressed to the Agent and each of the Lenders;

                 (i) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                 (j) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans and other compensation and employee benefit plans;

                 (k) certificates, reports, environmental audits and investigations, and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated

         Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

                 (l) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

                 (m) a summary, set forth in format and detail reasonably acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

                 (n) evidence assuring the Agent and the Lenders that all corporate proceedings and all other legal matters relating to the Credit Parties in connection with the authorization, legality, validity and enforceability of the Credit Documents are in form and substance satisfactory to the Lenders;

                 (o) review of the subordination provisions in all Subordinated Debt of the Borrower shall have been completed and such provisions shall be in form and substance satisfactory to the Lenders; and

                 (p) a certified copy of the Seller Note, the Buyer Note and the documents governing the same.

                 SECTION 4.02. CONDITIONS TO ALL REVOLVING LOANS. At the time of the making of all Revolving Loans including the initial Revolving Loans hereunder (before as well as after giving effect to such Revolving Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

                 (a)      there shall exist no Default or Event of Default;

                 (b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Revolving Loans (except to the extent such representations and warranties specifically relate to an earlier date);

                 (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.07);

                 (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies taken as a whole;

                 (e) the Revolving Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

                 (f) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

                 Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Revolving Loans comprising such Borrowing, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

                 Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

                 SECTION 5.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each of the Credit Parties has the corporate power and authority and the legal right to own and operate its property and to conduct its business. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or
(c) the failure to comply with Requirements of Law as set forth in clause
(iii), would reasonably be
expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.01.

                 SECTION 5.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

                 SECTION 5.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                 SECTION 5.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

                 SECTION 5.05.  NO MATERIAL LITIGATION.  Except as set forth on
Schedule 5.05 or in any notice furnished to the Lenders pursuant to Section 6.07(e) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Borrower, threatened against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

                 SECTION 5.06. INVESTMENT COMPANY ACT, ETC. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, all as contemplated hereby or by any other Credit Document.

                 SECTION 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Revolving Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

                 SECTION 5.08.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

                 (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of $3,000,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on
Schedule 5.08(a)), except as set forth on Schedule 5.08(a) or in any notice furnished to the Lenders pursuant to Section 6.07(f) at or prior to the respective times the representations and warranties set forth in this Section 5.08(a) are made or deemed to be made hereunder.

                 (b) Except as set forth on Schedule 5.08(b) or in any notice furnished to the Lenders pursuant to Section 6.07(f) at or prior to the respective times the representations and warranties set forth in this Section 5.08(b) are made or deemed to be made hereunder, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of $3,000,000, either individually or in the aggregate.

                 (c) Except as set forth on Schedule 5.08(c), the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

                 SECTION 5.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The

Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

                 SECTION 5.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

                 SECTION 5.11. NO BURDENSOME RESTRICTIONS. Except as set forth on Schedule 5.11 or in any notice furnished to the Lenders pursuant to
Section 6.07(k) at or prior to the respective times the representations and warranties set forth in this Section 5.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

                 SECTION 5.12. TAXES. Except as set forth on Schedule 5.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being or is expected by the Borrower to be contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

                 SECTION 5.13. SUBSIDIARIES. Except as disclosed on Schedule 5.01, on the date of this Agreement, Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement, except as disclosed on
Schedule 5.01 or in any notice furnished pursuant to Section 6.07(l) at or prior to the respective times the representations and warranties set forth in this Section 5.13 are made or deemed to be made hereunder, Borrower has no Subsidiaries.

                 SECTION 5.14. FINANCIAL STATEMENTS. Borrower has furnished to the Agent and the Lenders (i) the audited consolidated and unaudited consolidating balance sheets as of December 31, 1995, 1994 and 1993 of Borrower and the related consolidated and consolidating statements of income and shareholders' equity and consolidated statements of cash flows for the fiscal years then ended, including in each case the related schedules and notes, (ii) the unaudited balance sheet of Borrower presented on a consolidated basis as at the end of the first fiscal quarter of 1996, and the related unaudited consolidated statements of income and cash flows presented on a consolidated basis for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding quarter of Borrower's previous fiscal year. The foregoing financial statements fairly present in all material respects the consolidated financial condition of Borrower as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain footnotes). The Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since December 31, 1995, there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

                 SECTION 5.15.  ERISA.  Except as disclosed on Schedule 5.15:

                 (1)      Identification of Plans.   None of the Consolidated
Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past six years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

                 (2) Compliance. Each Plan maintained by the Consolidated Companies has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section
5.15 (taken as a whole), would in the aggregate have a Materially Adverse
Effect;

                 (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section
5.15 (taken as a whole), would in the aggregate have a Materially Adverse
Effect;

                 (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts
(A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

                 SECTION 5.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on Schedule 5.16, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

                 SECTION 5.17.  OWNERSHIP OF PROPERTY.  Except as set forth on
Schedule 5.17, (i) each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 1995 referred to in Section 5.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Permitted Liens. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

                 SECTION 5.18. INDEBTEDNESS. Except for the Indebtedness outstanding under the Former Agreement and for the Indebtedness set forth on
Schedule 7.01, none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money, or any commitment to create or incur any Indebtedness for borrowed money, in an amount not less than $100,000 in any single case, and such Indebtedness and commitments for amounts less than $100,000 do not exceed $1,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

                 SECTION 5.19. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Revolving Loans as provided in Section 2.01(c)(i) the assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of any rights in respect of any Intercompany Loans held by such Credit Party) will exceed such Credit Party's debts, including contingent liabilities, (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 5.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                 SECTION 5.20.  LABOR MATTERS.  Except as set forth in Schedule
5.20 or in any notice furnished to the Lenders pursuant to Section 6.07(k) at or prior to the respective times the representations and warranties set forth in this Section 5.20 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

                 SECTION 5.21. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in Section 7.04 or described on Schedule 5.21, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

                 SECTION 5.22. INTERCOMPANY LOANS. The Intercompany Loans and the Intercompany Loan Documents have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity.

                 SECTION 5.23. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto), there is no fact known to Borrower which has had, or is reasonably expected to have, a Materially Adverse Effect.

                                  ARTICLE VI.

                             AFFIRMATIVE COVENANTS

                 So long as any Revolving Credit Commitment remains in effect hereunder or any Revolving Credit Note shall remain unpaid, Borrower will:

                 SECTION 6.01. CORPORATE EXISTENCE, ETC. Except as otherwise permitted pursuant to Section 7.03, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

                 SECTION 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in Section 5.08 where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $3,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

                 SECTION 6.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

                 SECTION 6.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

                 SECTION 6.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times, upon reasonable prior notice, and as often as the Agent or such Lender may reasonably request; provided that, no notice shall be required in the event that an Event of Default has occurred and is continuing.

                 SECTION 6.06.  INSURANCE; MAINTENANCE OF PROPERTIES.

                 (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances.

                 (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

                 SECTION 6.07.  REPORTING COVENANTS.  Furnish to each Lender:

                 (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a balance sheet of the Consolidated Companies as at the end of such year, presented on a consolidated and consolidating basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated and consolidating basis (other than statements of cash flow), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied, as to the consolidated statements, by a report thereon of Ernst & Young, L.L.P. or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and otherwise satisfactory to the Lenders and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                 (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), a balance sheet of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity (but only if such statement of shareholders' equity is required to be prepared for such fiscal quarter under

         GAAP or the accounting requirements of the Securities and Exchange Commission, including, without limitation, Regulation S-X), and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

                 (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the treasurer or chief financial officer of Borrower substantially in the form of Exhibit F attached hereto: (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 6.08 and Sections 7.01 through 7.05, (iii) certifying, with respect to the consolidating financial statements required pursuant to subsection (a) above, that such financial statements fairly present in all material respects the financial condition of the relevant Consolidated Company as at the end of such fiscal quarter on a consolidating basis, and the results of operations of such Consolidated Company for such fiscal year, in accordance with GAAP consistently applied, and (iv) indicating the number of shares of Voting Stock of the Borrower owned by the Persons comprising the Fuqua Family;

                 (d) Notice of Default. Promptly after any Executive Officer of Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief executive officer, chief financial officer or principal accounting officer of Borrower specifying the nature thereof and the proposed response thereto;

                 (e) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) an Executive Officer obtains actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

                 (f) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could reasonably be expected to result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $3,000,000;

                 (g) ERISA. (i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations or for which penalties have been waived under PBGC Technical Update 95-3), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, where any such taxes, penalties or liabilities exceed or could exceed $250,000 in the aggregate;

                         (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under Section 401(a)(29) or
         412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                        (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                         (iv) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                          (v) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

                 (h) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens;

                 (i) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements (other than any registration statement on Form S-8 (or its equivalent) filed under the Securities Act of 1933, as amended) and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

                 (j) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                 (k) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in
         Section 5.11, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.20;

                 (l) Subsidiaries. Promptly upon the creation or Acquisition of any new Subsidiary, notice of such event together with a description of such Subsidiary and such transaction, relating thereto;

                 (m) Asset Sale. Promptly upon the consummation of any Asset Sale, notice of such event including the amount of Net Proceeds received in connection therewith;

                 (n) Intercompany Loans. Together with the certificate delivered pursuant to subsection (c) above, a list of the outstanding Intercompany Loans as of the last day of the fiscal quarter for which such certificate is delivered, indicating the outstanding balance on each of the Intercompany Notes; and

                 (o) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

                 SECTION 6.08.  FINANCIAL COVENANTS.

                 (a) Debt to Capital Ratio. Maintain a ratio of Consolidated Funded Debt to Total Capitalization equal to or less than 0.6:1.0, measured as of the last day of each fiscal quarter.

                 (b) Interest Coverage. Maintain an Interest Coverage Ratio equal to or greater than 2.0:1.0, measured as of the last day of each fiscal quarter for the immediately preceding four fiscal quarters ending on such date.

                 (c) Consolidated Funded Debt to Cash Flow. Maintain a ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA equal to or less than 4.0:1.0, measured as of the last day of each fiscal quarter, and in the case of Consolidated EBITDA, calculated for the immediately preceding four fiscal quarters ending on such date.

                 (d)      First Fiscal Quarter 1996 Calculations.  Schedule
6.08 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by paragraphs (a) through (c) of this Section 6.08 calculated as of March 31, 1996.

                 SECTION 6.09. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 7.01(b), (c), (d), (f), (g),
(i), (j) or (l) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $3,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision.


                                  ARTICLE VII.

                               NEGATIVE COVENANTS

                 So long as any Revolving Credit Commitment remains in effect hereunder or any Revolving Credit Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

                 SECTION 7.01. INDEBTEDNESS. Create, incur, assume, guarantee, suffer to exist or otherwise become liable on or with respect to, directly or indirectly, any Indebtedness, other than:

                 (a)      Indebtedness of the Borrower under this Agreement;

                 (b) Indebtedness outstanding on the Closing Date and described on Schedule 7.01, including the line of credit extended by SunTrust in aggregate principal amount not to exceed $5,000,000 and the letter of credit facility for trade letters of credit extended by SunTrust in an aggregate face amount not to exceed $3,000,000;

                 (c) The Seller Note and any stand-by letter of credit facility established by the Borrower solely for support thereof (which letter of credit and accompanying documentation has been approved in writing by the Required Lenders);

                 (d) Indebtedness not otherwise permitted by this Section 7.01; provided however, that the aggregate principal amount of the Indebtedness permitted by this paragraph (d) at any one time outstanding may not exceed $10,000,000 in the aggregate with respect to the Consolidated Companies; provided further, the amount of such Indebtedness which constitutes an obligation of the Subsidiaries of the Borrower may not exceed at any one time outstanding $5,000,000 in the aggregate;

                 (e) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and not more than 30 days past due;

                 (f) Subordinated Debt of the Borrower which is unsecured and approved as to terms and conditions by the Required Lenders;

                 (g)      Guarantees approved in writing by the Required
         Lenders;

                 (h) Endorsements of instruments for deposit or collection in the ordinary course of business;

                 (i) Indebtedness of a Person which is acquired by or consolidated with a Consolidated Company as long as such Indebtedness is not obtained in contemplation of such acquisition; provided that, such Indebtedness does not exceed $12,500,000 in aggregate amount with respect to any single Acquisition or related series of Acquisitions and does not exceed $25,000,000 in aggregate amount during the term of this Agreement;

                 (j) Guarantees of Indebtedness of potential Acquisition targets which Indebtedness (x) has a term of one year or less and (y) when aggregated with all other such Indebtedness Guaranteed by Borrower, does not exceed $5,000,000 in principal amount at any time outstanding;

                 (k) Intercompany Loans among the Borrower and its Subsidiaries; provided that, the obligations of each obligor of such Indebtedness shall (i) be evidenced by an Intercompany Note which is pledged to the Agent for the benefit of the Lenders pursuant to a Note Assignment, (ii) be subordinated in right of payment to the Obligations on terms and conditions satisfactory to the Required Lenders, in the case of Intercompany Loans made to the Borrower, (iii) be payable on demand, in the case of Intercompany Loans made by the Borrower, and (iv) in the case of any sale of all or substantially all of the assets of any Subsidiary which has executed and delivered an Intercompany Note, or any sale of assets of any such Subsidiary after the Borrower has indicated to the Agent its intention that such Subsidiary shall cease operation, the Net Proceeds of any such asset sale, following satisfaction of, and provision for, all other obligations, accruals and reserves for future payment, of such Subsidiary, shall be applied to repay the Indebtedness evidenced by such Intercompany Note and no advances shall be made to such Subsidiary pursuant to any Intercompany
         Note in excess of the principal amount of advances outstanding on the date of such sale or the date of indication of such intention to the Agent (with the express understanding that Kroy Tanning Company, Incorporated, has ceased operation as of the Closing Date); and

                 (l) Indebtedness incurred in connection with the refinancing, extension or renewal of Indebtedness described in subparagraphs (b), (d) and (i) above so long as such Indebtedness is extended on terms at least as favorable, and in a principal amount no greater than, the Indebtedness refinanced or renewed or extended.

                 SECTION 7.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

                 (a)      Liens existing on the Closing Date and disclosed on
         Schedule 7.02 and Liens granted on or after the Closing Date to the Agent for the benefit of the Lenders;

                 (b)      any Lien securing Indebtedness permitted by Section
         7.01(d);

                 (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                 (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                 (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);





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


                 (f) zoning, easements and restrictions on the use of real property which do not materially impair the use of such property;

                 (g) rights in property reserved or vested in any governmental authority which do not materially impair the use of such property; and

                 (h)      Liens securing Indebtedness permitted by Section
         7.01(i).

                 SECTION 7.03. MERGERS, CONSOLIDATIONS, ETC. Merge or consolidate with any other Person, except that this Section 7.03 shall not apply to (i) any merger or consolidation of Borrower with any other Person provided that the Borrower is the surviving corporation after such merger or consolidation, (ii) any merger or consolidation of any of the Borrower's Subsidiaries with any other Person in connection with an Acquisition made in compliance with the terms hereof; provided that, after giving effect thereto, the surviving corporation shall be a Subsidiary of the Borrower and the Borrower shall retain the same or greater percentage of ownership of such surviving Subsidiary as Borrower held in the merging Subsidiary, or (iii) any merger of a Subsidiary of the Borrower into the Borrower or another wholly-owned Subsidiary of the Borrower;

                 SECTION 7.04. RESTRICTED PAYMENTS. Make, declare or commit to make any Restricted Payment, other than:

                    (i) dividends payable to the Borrower by its Subsidiaries;

                    (ii) mandatory sinking fund payments, other required prepayments, mandatory installments or final payment at maturity required by the terms of any Subordinated Debt; and

                    (iii) cash dividends declared and paid, and all other Restricted Payments made, after the Closing Date in an aggregate amount not to exceed the sum of (x) $2,500,000 plus (y) 50% of Consolidated Net Income (or minus 100% of Consolidated Net Loss) earned by Borrower after June 30, 1996 (such period to be treated as one accounting period);

provided, however, no such Restricted Payment may be declared or paid pursuant to this Section 7.04 unless no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment.

                 SECTION 7.05. INVESTMENTS, LOANS, ACQUISITIONS ETC. (i) Make or enter into any Acquisition, (ii) make, permit or hold any Investments, or
(iii) otherwise acquire or hold any Subsidiaries, other than:

                 (a) Investments in Subsidiaries of Borrower existing as of the Closing Date;

                 (b)      Investments in Cash Equivalents;

                 (c) Investments in other instruments which have received and continue to be rated as Investment Grade;

                 (d) Investments received in settlement of Indebtedness created in the ordinary course of business or Investments in the form of loans to employees in the ordinary course of business;

                 (e) Intercompany Loans and Guarantees to the extent permitted by Section 7.01;

                 (f)      Acquisitions, provided that:

                          (x) before and after giving effect to such Acquisition, no Default or Event of Default shall exist hereunder, as certified by Borrower to the Lenders in writing, together with evidence of the calculation of the financial covenants hereunder, as of the closing date of such Acquisition;

                          (y) such Acquisition shall have been approved in advance by a majority of the board of directors of the seller; and

                          (z) in the case of any Acquisition where the total consideration to be paid by the Borrower exceeds $5,000,000, the Lenders shall have been given reasonable notice of the proposed Acquisition, access to the due diligence information collected or prepared by the Borrower in connection with the Acquisition, and a reasonable opportunity to review such information and question the management of the Borrower regarding such information;

                 (g) Investments in the form of loans to potential Acquisition targets which loans (x) are for a term of one year or less, and (y) when aggregated with all other such loans, do not exceed $5,000,000 in principal amount at any time outstanding;

                 (h)      the Buyer Note; and

                 (i) Other Investments not permitted by the preceding paragraphs to the extent reflected on the balance sheet of the Consolidated Companies as of the Closing Date and set forth on
         Schedule 7.05 attached hereto.

                 SECTION 7.06. ASSET SALES. Enter into any Asset Sale, except that:

                 (a) the Borrower or any Subsidiary may enter into any Asset Sale, in each case, for consideration which represents the fair value (as determined by action of the Board of

         Directors of the Borrower or such Subsidiary, as the case may be) at the time of such Asset Sale, so long as:

                          (i) immediately after the consummation of the Asset Sale, and after giving effect thereto, the aggregate Asset Value (determined with respect to any asset at the time of the Asset Sale) of all such assets of the Borrower and its Subsidiaries which were the subject of Asset Sales during the current fiscal quarter and preceding three fiscal quarters of Borrower shall not exceed ten percent (10%) of Total Assets as of the end of the immediately preceding fiscal year; and

                          (ii) before and immediately after the consummation of the Asset Sale, and after giving effect thereto, no Default or Event of Default shall exist hereunder;

         provided, however, that to the extent that Borrower or any Subsidiary invests the Net Proceeds of any Asset Sale into assets of similar quality, type and Asset Value within twelve (12) months after such Asset Sale, as certified by the Borrower to the Lenders with such additional supporting documentation as the Required Lenders may reasonably request, the Asset Value of such Asset Sale, to the extent of such reinvested Net Proceeds, shall not be included for purposes of determining Compliance with clause (i) above with respect to any subsequent Asset Sale; and

                 (b) any Subsidiary of the Borrower may enter into an Asset Sale or lease of its assets to the Borrower or any other Subsidiary of the Borrower.

                 SECTION 7.07. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions occurring after the Closing Date with respect to properties (in the aggregate with respect to all such transactions) having Asset Values not greater than $10,000,000 in the aggregate.

                 SECTION 7.08. TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a wholly-owned Subsidiary of Borrower and any compensation arrangement with an officer or director of the Borrower or any other Consolidated Company entered into in the ordinary course of business), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                 SECTION 7.09. ISSUANCE OF CAPITAL STOCK. Allow any Subsidiary of Borrower to issue any shares, interests, warrants, participations or other equivalent instruments to any Person other than the Borrower.

                 SECTION 7.10. ERISA. Without first obtaining the written approval of the Required Lenders, take or fail to take any action which might reasonably be expected to have a Materially Adverse Effect with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan.

                 SECTION 7.11. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on any stock of a Subsidiary of the Borrower, or (ii) pay any Indebtedness owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing as of the Closing Date.

                 SECTION 7.12. ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Required Lenders (i) modify, amend, cancel or rescind the provisions of any agreements or documents evidencing or governing
(x) Subordinated Debt, or (y) the maturity date, principal amount, interest rate, amortization schedule or offset rights with respect to either the Seller Note or the Buyer Note or (ii) make any payment with respect to Subordinated Debt except payments expressly permitted by the terms of such Subordinated Debt.

                 SECTION 7.13. CHANGES IN FISCAL YEAR. Change its fiscal year from that in effect as of the Closing Date.


                                 ARTICLE VIII.

                               EVENTS OF DEFAULT

                 Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

                 SECTION 8.01. PAYMENTS. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Revolving Loans, or Borrower shall fail to make any payment of interest, fee or other amount payable hereunder within five (5) days of the due date thereof;

                 SECTION 8.02. COVENANTS WITHOUT NOTICE. Borrower shall fail to observe or perform any covenant or agreement contained in (i) Sections 6.01, 6.05, 6.07 or 6.09 and such failure shall remain unremedied for five (5) days after the earlier of (x) any Executive Officer of the Borrower obtaining knowledge thereof or (y) written notice thereof shall have been given to Borrower by Agent or any Lender or (ii) Section 6.08 or Article VII;

                 SECTION 8.03. OTHER COVENANTS. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of
(i) any Executive Officer of the Borrower obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

                 SECTION 8.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

                 SECTION 8.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $3,500,000 individually or in the aggregate;

                 SECTION 8.06. DEFAULTS UNDER OTHER AGREEMENTS; CHANGE IN CONTROL PROVISIONS. Any Consolidated Company shall fail to observe or perform any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $3,500,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity; or any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of the Indebtedness subject to such Change in Control Provision to require that such Indebtedness exceeding $3,500,000 individually or in the aggregate, be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated, unless such failure or the effect of such Change in Control Provision is waived in writing by the holders of such Indebtedness;

                 SECTION 8.07. BANKRUPTCY. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

                 SECTION 8.08. ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

              (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

             (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

            (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

             (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect;

                 SECTION 8.09. MONEY JUDGMENT. Judgments or orders for the payment of money in excess of $5,000,000 individually or in the aggregate (unless the Borrower's insurers have affirmatively agreed in writing that such amounts are covered by insurance) or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

                 SECTION 8.10. OWNERSHIP OF SUBSIDIARIES. If Borrower shall at any time fail to own and control the shares of Voting Stock of any Subsidiary which it owned or controlled as of the Closing Date or such later date when such Subsidiary was created or acquired, except in connection with an Asset Sale or a merger or consolidation permitted hereunder;

                 SECTION 8.11. CHANGE IN CONTROL OF BORROWER. If any of the following shall occur:

                 (a) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Fuqua Family, shall acquire the stock of the Borrower resulting in beneficial ownership (within the meaning of Rule 13d-3 promulgated under the such Act) of more than 30% of the combined voting power of the then outstanding Voting Stock of the Borrower entitled to vote for the election of a majority of the members of the board of directors of the Borrower; or

                 (b) the Persons comprising the Fuqua Family shall cease to own, in the aggregate, at least 720,000 shares of the outstanding Voting Stock of the Borrower (without regard to any dilution thereof); or

                 (c) a change in the board of directors of the Borrower shall occur such that, as of any date, a majority of the Board of Directors of the Borrower consists of individuals who were not either (i) directors of the Borrower as of the corresponding date of the previous year, (ii) selected or nominated to be selected to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to be selected to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii);

                 SECTION 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Revolving Credit Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Revolving Credit Commitments terminated, whereupon the Revolving Credit Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest on the Revolving Loans, and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice, and (iii) may exercise any other rights or remedies available under the Credit Documents, at law or in equity.

                                  ARTICLE IX.

                                   THE AGENT

                 SECTION 9.01. APPOINTMENT OF AGENT. Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Revolving Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note by the acceptance of a Revolving Credit Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through their agents or employees.

                 SECTION 9.02. AUTHORIZATION OF AGENT WITH RESPECT TO THE SECURITY DOCUMENTS. (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof.
The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to the applicable Security Document.

                 (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto.

                 SECTION 9.03. NATURE OF DUTIES OF AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein. In carrying out its duties as expressly set forth in this Agreement and the other Credit Documents, the Agent shall act in a manner customary to its administration of credit facilities of a similar size and nature provided to borrowers of similar standing for its own account.

                 SECTION 9.04.  LACK OF RELIANCE ON THE AGENT.

                 (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

                 (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Revolving Credit Notes, the Note Assignment or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Notes, the Note Assignment or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default.

                 SECTION 9.05. CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

                 SECTION 9.06. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 SECTION 9.07. INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Revolving Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                 SECTION 9.08. THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Revolving Loans made by it and the Revolving Credit Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Credit Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Revolving Credit Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                 SECTION 9.09. HOLDERS OF REVOLVING CREDIT NOTES. The Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Credit Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Credit Note or of any Revolving Credit Note or Revolving Credit Notes issued in exchange therefor.

                 SECTION 9.10.  SUCCESSOR AGENT.

                 (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. In the event that the Agent is no longer a Lender hereunder, the Agent shall promptly resign as Agent.

                 (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


                                   ARTICLE X.

                                 MISCELLANEOUS

                 SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mail,

72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

                 SECTION 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Section 4.01 or 4.02, (ii) increase the Revolving Credit Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Revolving Credit Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Revolving Credit Notes or any fees hereunder, (v) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any Credit Party from its obligations under any Intercompany Note, (vii) modify the definition of "Required Lenders," or (viii) modify this
Section 10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

                 SECTION 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, any Lender or any holder of a Revolving Credit
Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, any Lender or the holder of any Revolving Credit Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Revolving Credit Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Revolving Credit Note to any other or further action in any circumstances without notice or demand.

                 SECTION 10.04.  PAYMENT OF EXPENSES, ETC.  Borrower shall:

                 (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and charges of counsel), for any of the Lenders;

                (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Revolving Credit Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

               (iii) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Revolving Loans or any Credit Party's entering into and performing of the Agreement, the Revolving Credit Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

                (iv) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all reasonable expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages

         (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

         If and to the extent that the obligations of Borrower under this
         Section 10.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                 SECTION 10.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Revolving Credit Note may have under applicable law, each Lender or other holder of a Revolving Credit Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations have matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender agrees to give the Borrower prompt notice after the exercise by such Lender of the rights described in this Section 10.05, but the failure of such Lender to give such notice shall not affect the validity of the exercise of any such right. Any amounts received by the Lenders with respect to the exercise of any such right of offset shall be applied as set forth in Section 3.15 unless such offset was against funds held in a special account expressly pledged to secure other obligations of the Borrower to such Lender.

                 SECTION 10.06. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

                 (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

                 (b) Any Lender may make, carry or transfer Revolving Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                 (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Revolving Credit Commitments and the Revolving Loans at the time owing to it and the Revolving Credit Notes held by it) to any financial institution; provided, however, that (i) the Agent and Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender,
(ii) the amount of the Revolving Credit Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $10,000,000 or greater integral multiplies thereof, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Revolving Credit Note or Revolving Credit Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Revolving Credit Commitments of $5,000,000 or such lesser amount shown on the signature page of such Lender; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Revolving Credit Note or Revolving Credit Notes, a new Revolving Credit Note or Revolving Credit Notes to the order of such assignee in a principal amount equal to the applicable Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and new Revolving Credit Note or Revolving Credit Notes to the assigning Lender in the amount of its retained Revolving Credit Commitment or Revolving Credit Commitments. Such new Revolving Credit Note or Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Revolving Credit Notes, shall be dated the date of the surrendered Revolving Credit Note or Revolving Credit Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                 (d) Each Lender may, without the consent of Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Revolving Loans owing to it and the Revolving Credit Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Revolving Credit Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Revolving Credit Commitments, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in
Article IV of this

Agreement, and (v) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Revolving Loans and to approve any amendment, modification or waiver of any provisions of this Agreement.

                 (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

                 (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Revolving Credit Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                 (g)      If any Lender requests compensation pursuant to
Section 3.07(b), Section 3.10(a) or Section 3.16, or the obligations of any Lender to make Eurodollar Advances, or to continue or to convert Base Rate Advances into, Eurodollar Advances, shall be suspended pursuant to Section 3.09(b) or Section 3.10(b), then and in such event, upon request from the Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or other financial institution selected by the Borrower and consented to by the Agent in consideration for the payment by such assignee to the Lender of the principal of and interest on the outstanding Revolving Loans accrued to the date of such assignment, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment, and the assumption of such Lender's Revolving Credit Commitment.

                 SECTION 10.07.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

                 (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE REVOLVING CREDIT NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                 (c) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Revolving Credit Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

                 SECTION 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Revolving Credit Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                 SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                 SECTION 10.10. EFFECTIVENESS; SURVIVAL; SUPERSEDING FORMER AGREEMENT.

                 (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 10.01 or, in the case of the





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



Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

                 (b) The obligations of Borrower under Sections 3.07(b), 3.10, 3.12, 3.13, 3.16 and 10.04 hereof shall survive the payment in full of the Revolving Credit Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Revolving Loans hereunder, and the execution and delivery of the Revolving Credit Notes.

                 (c) Former Agreement. The terms of this Agreement shall supersede the terms of the Former Agreement as of the Closing Date and the Former Agreement shall thereafter be of no further force or effect except that the indemnitees set froth therein shall survive in accordance with the terms thereof.

                 SECTION 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                 SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in
Section 6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year which is consented to by the Required Lenders, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

                 SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.



                      [Signatures Set Forth On Next Pages]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.


Address for Notices:                               FUQUA ENTERPRISES, INC.

One Atlantic Center, Suite 5000
1201 West Peachtree Street, N.W.
Atlanta, Georgia  30309                            By: /s/ L. P. Klamon
Attn: Chief Financial Officer                          -------------------------------------
Telecopy No.: (404) 815-4529                           Lawrence P. Klamon
                                                       President and Chief Executive Officer


                                                   Attest: /s/ Mildred H. Hutcheson
                                                           ---------------------------------
                                                           Mildred H. Hutcheson
                                                           Secretary


                                                                    [CORPORATE SEAL]




[Signature Page to Amended and Restated Credit Agreement, dated as of June 28, 1996 by and among Fuqua Enterprises, Inc., SunTrust Bank, Atlanta, as Agent and certain other financial institutions named therein.]

Address for Notices:                                     SUNTRUST BANK, ATLANTA,
                                                         AS AGENT
25 Park Place, N.E.
23rd Floor
Atlanta, Georgia  30303                                  By: /s/ R. Michael Dunlap
Attention: Michael Dunlap                                    -----------------------------------
                                                             Title:  Vice President

Telecopy No.:    404/588-8833                            By: /s/ Willem-Jan O. Hattink
                                                             -----------------------------------
                                                             Title:  Group Vice President

Payment Office:

25 Park Place, N.E.
23rd Floor
Atlanta, Georgia  30303





[Signature Page to Amended and Restated Credit Agreement, dated as of June 28, 1996 by and among Fuqua Enterprises, Inc., SunTrust Bank, Atlanta, as Agent and certain other financial institutions named therein.]

Address for Notices:                               SUNTRUST BANK, ATLANTA

25 Park Place, N.E.
23rd Floor
Atlanta, Georgia  30303                            By: /s/ R. Michael Dunlap
Attention: Michael Dunlap                              ------------------------------
Telecopy No.: (404) 588-8833                           Title:  Vice President


                                                   By: /s/ Willem-Jan O. Hattink
                                                       ------------------------------
                                                       Title: Group Vice President



REVOLVING CREDIT COMMITMENT:     $32,500,000.00

PRO RATA SHARE OF REVOLVING
         CREDIT COMMITMENTS:      32.5%





[Signature Page to Amended and Restated Credit Agreement, dated as of June 28, 1996 by and among Fuqua Enterprises, Inc., SunTrust Bank, Atlanta, as Agent and certain other financial institutions named therein.]

Address for Notices:                               WACHOVIA BANK OF GEORGIA, N.A.
191 Peachtree Street
29th Floor
Mail Code 3940                                     By: /s/ Karen H. McClain
Atlanta, Georgia 30303                                 ---------------------------
Attention:  Karen H. McClain                           Title: Vice President

Telecopy No.:  (404) 332-5016



REVOLVING CREDIT COMMITMENT:     $27,500,000.00

PRO RATA SHARE OF REVOLVING
   CREDIT COMMITMENTS:                27.5%





[Signature Page to Amended and Restated Credit Agreement, dated as of June 28, 1996 by and among Fuqua Enterprises, Inc., SunTrust Bank, Atlanta, as Agent and certain other financial institutions named therein.]

Address for Notices:                               FLEET BANK OF MAINE

Two Portland Square
Mail Code: MEPMP05B                                By: /s/ Bradford A. Hunter
Portland, ME 04101                                     -------------------------------
Attention: Chip Kelley                                 Title: Senior Vice President

Telecopy No.:  (207) 874-5167



REVOLVING CREDIT COMMITMENT:     $22,500,000.00

PRO RATA SHARE OF REVOLVING
   CREDIT COMMITMENTS:                22.5%





[Signature Page to Amended and Restated Credit Agreement, dated as of June 28, 1996 by and among Fuqua Enterprises, Inc., SunTrust Bank, Atlanta, as Agent and certain other financial institutions named therein.]

Address for Notices:                               FIRST UNION NATIONAL BANK OF GEORGIA

4570 Ashford Dunwoody Road
2nd Floor                                          By: /s/ Richard Davis
Mail Code: GA1974                                      --------------------------------
Atlanta, Georgia 30346                                 Title:  Vice President
Attention: Richard Davis

Telecopy No.:  (404) 865-2388



REVOLVING CREDIT COMMITMENT:     $17,500,000.00

PRO RATA SHARE OF REVOLVING
   CREDIT COMMITMENTS:                17.5%





[Signature Page to Amended and Restated Credit Agreement, dated as of June 28, 1996 by and among Fuqua Enterprises, Inc., SunTrust Bank, Atlanta, as Agent and certain other financial institutions named therein.]

                                 SCHEDULE 1.01
                               INTERCOMPANY LOANS

         Borrower advances funds to the following Subsidiaries as evidenced by Intercompany Notes:

SUBSIDIARY                                   AMOUNT OF INDEBTEDNESS ESTIMATED AS OF
                                                          JUNE 30, 1996
Basic American Medical Products, Inc.                      $   236,000

Lumex Medical Products, Inc.                               $35,276,000

MUL Acquisition Corp. II                                   $ 5,500,000

Irving Tanning Company                                     $13,981,000

Kroy Tanning Company                                       $ 6,500,000


                                 SCHEDULE 5.01
                   ORGANIZATION AND OWNERSHIP OF SUBSIDIARIES

         The jurisdiction of incorporation and the ownership of all issued and outstanding capital stock for each Subsidiary of Borrower are as follows:


                                                       Jurisdiction of         Date of            Percentage of
                 Name of Subsidiary                     Incorporation       Incorporation           Ownership
            ----------------------------               ---------------      -------------         -------------
 Hancock-Ellsworth Tanners, Inc.                        Delaware              2-3-70                    100%

 Irving Tanning Company                                 Delaware              3-30-62                   100%
     Irving Leather Company                             Maine                 3-16-78                   100%
     Vista Leather International Corp.                  Barbados              7-18-94                   100%

 Kroy Tanning Company, Incorporated                     Delaware              2-2-65                    100%
     Collagen International Products Corporation        New York              6-30-70                   100%

 Seagrave Leather Corporation                           Maine                 10-1-79                   100%
     Wilton Tanning Company                             Maine                 6-29-59                   100%

 Basic American Medical Products, Inc                   Georgia               7-30-76                   100%

 Lumex Medical Products, Inc.                           Delaware              3-7-96                    100%
     MUL Acquisition Corp. II                           Delaware              3-7-96                    100%

 Irving Asian Partners, Ltd.                            British Virgin
                                                          Islands             1-3-96                    70%

JOINT VENTURES:

         Irving Asian Partners, Ltd. holds a 50% interest in Tan Tec Industrial, Limited, a British Virgin Islands corporation, who in turn has a 50% interest in a joint venture in a Chinese tanning operation.

                                 SCHEDULE 5.05
                   CERTAIN PENDING AND THREATENED LITIGATION

         1. Darlene Vasconcellos, et. al. v. Lumex, Inc., et. al., United States District Court, Eastern District of New York, Civil Action No. CV-96-2515. This is an action brought against, among others, Lumex, Inc. and Lumex Medical Products, Inc. ("LMPI") by a former employee and her husband.
Ms. Vasconcellos was on a medical leave of absence from her job at Lumex, Inc. at the time it was acquired by LMPI. Ms. Vasconcellos resigned before ever returning to work and, thus, never actually worked for LMPI. Ms. Vasconcellos has asserted causes of action for sex discrimination, sexual harassment and retaliation under Title VII of the Civil Rights Act of 1964 and the New York Human Rights Law. As damages for these causes of action, she seeks lost wages and benefits in an undetermined amount, front pay and benefits for a reasonably period of time, compensatory and punitive damages in the amount of $300,000 (Title VII), attorney's fees and costs, and compensatory damages in the amount of $3,000,000 (New York Human Rights Law). Ms. Vasconcellos also has asserted causes of action for assault and intentional infliction of emotional distress against defendants other than LMPI. Mr. Vasconcellos has asserted a cause of action against LMPI for loss of consortium in which he seeks to recover compensatory and punitive damages in the amount of $8,000,000. This action is in the earliest stages of litigation. LMPI believes that some or all of the conduct alleged, to the extent that it occurred at all, occurred prior to its acquisition of Lumex, Inc. LMPI denies that it has acted unlawfully with respect to Mr. and Ms. Vasconcellos and intends to defend this action vigorously.

         2. The Borrower, through its insurer, has retained counsel on behalf of Lumex, Inc. and its subsidiary, Sci-O-Tech, Inc., in connection with the following matter: Nelly Ruiz, as Administratrix of the Estate of Victor M. Ruiz, Sr. a/k/a Victor M. Ruiz, Deceased, Plaintiff, against Bronx-Lebanon Special Care Center, and Bronx-Lebanon Nursing Home, Defendant. Supreme Court of the State of New York, County of Bronx, Index No. 21147/92; Bronx-Lebanon Special Care Center, Inc., Third-Party Plaintiff, against Protective Alarms, Inc., Cerberus Pyrotronics, Inc., Sci-O-Tech, Inc. and Lumex, Inc.,
Third-Party Defendants. Supreme Court of the State of New York, County of Bronx, Third Party Index No. 78885/96. Although a final determination has not been made, it appears that the Borrower and Lumex Medical Products, Inc. may be required pursuant to the terms of the Asset Sale Agreement for the Lumex transaction to indemnify Lumex, Inc. and Sci-O-Tech, Inc. in connection with the above-referenced matter.

         3.      See also Schedules 5.12 and 5.20.

         4. Investigations and proceedings, if any, relating to the matters described in paragraphs 1 and 2 on Schedule 5.08.

         Inclusion of items on this Schedule does not necessarily mean that the foregoing matters constitute material litigation for other purposes (such as disclosure under federal securities laws).

                                SCHEDULE 5.08(A)
                            ENVIRONMENTAL COMPLIANCE

         1. In connection with the acquisition of the Lumex division of Lumex, Inc., Lumex Medical Products, Inc. acquired a parcel of real property located at 100 Spence Street in Bay Shore, New York. Lumex, Inc. advised the Borrower that this parcel has certain environmental issues as disclosed in Note E to the Lumex Division December 31, 1995 financial statements, which reads as follows:

         NOTE E-ENVIRONMENTAL CONTINGENCY

                 In March 1994, the office of the Suffolk County District Attorney initiated an investigation to determine whether regulated substances had been discharged from one of the Lumex Division's Bay Shore facilities in excess of permitted levels. An environmental consulting firm was engaged by [Lumex, Inc.] to conduct a more comprehensive site investigation, develop a remediation work plan and provide a remediation cost estimate. These activities were performed to determine the nature and extent of contaminants present on the side and to evaluate their potential off-site extent.

                 At December 31, 1995, the Lumex Division had $1.33 million in reserves for remediation costs, including additional investigation costs as may be required. Reserves are established when it is probable that a liability has been incurred and such costs can be reasonably estimated. [Lumex, Inc.]'s estimates of these costs are based upon currently enacted laws and regulations and the professional judgment of its consultants and counsel. Where the available information is sufficient to estimate the amount of liability that estimate has been used. Where the information is only sufficient to establish a range of probable liability and no point within the range is more likely than another, the lower end of the range has been used. [Lumex, Inc.] has not assumed any such costs will be recoverable from third parties nor has the Parent discounted any of its cost estimates although a portion of the remediation work plan would be performed over a period of years.

                 The amounts of these liabilities are difficult to estimate due to such factors as the extent to which remedial actions may be required, laws and regulations change or the actual costs of remediation differ when the final work plan is performed. The estimate of the maximum reasonably possible liability exceeds the current reserves by $2.2 million.

         2. In January, 1996, the Borrower made the decision to discontinue the operations of Kroy Tanning Company, Incorporated ("Kroy") and made provision in the Borrower's December, 1995 financial statements for a pretax loss on disposal of Kroy of $4,800,000. Included in this accrual was $1,800,000 estimated to clean up contaminants. Based on the information now available, the Borrower expects that the actual amounts that will be incurred may be less than the amount previously accrued. The clean up required and related costs will be subject to approval by the State of Maine's Department of Environmental Protection when Kroy files its plan to close its East Wilton, Maine tanning facility.

         3. The Town of Hartland, Maine charges Irving Tanning Company and its subsidiaries (the "Leather Operations") for approximately 95% of the costs to operate the water treatment facility and landfill. These expenditures include amounts required to maintain state and Federal water quality and environmental standards, and were approximately $1,000,000 for 1995 and are anticipated to be approximately the same for 1996.

                                SCHEDULE 5.08(B)
                             ENVIRONMENTAL NOTICES

         See Schedule 5.08(a).

                                SCHEDULE 5.08(C)
                             ENVIRONMENTAL PERMITS

         None.

                                 SCHEDULE 5.11
                            BURDENSOME RESTRICTIONS

         None.

                                 SCHEDULE 5.12
                            TAX FILINGS AND PAYMENTS

         Since 1994, American Southern Insurance Company, formerly a subsidiary of Borrower ("American Southern"), has paid premium taxes in Florida in accordance with the methodology advocated by the Florida Department of Revenue (the "Department") in the Florida Premium Tax Litigation described below (the "Florida Methodology"). For the period from the acquisition of American Southern through 1993, American Southern did not pay premium taxes in Florida in accordance with the Florida Methodology. Consequently, to the extent that the Department prevails in the Florida Premium Tax Litigation and American Southern is subsequently audited, American Southern estimates that its possible premium tax exposure in the 1991 through 1993 period is approximately $228,000 plus interest and penalties of approximately $70,000. The full amount of approximately $298,000 is fully reserved for in American Southern's GAAP financial statements. With respect to the portion of the 1991 tax year during which InterRedec Southern Company, Inc. ("InterRedec") owned American Southern, American Southern estimates that its potential premium tax liability (for which Borrower would seek indemnification) is approximately $122,500 with related penalties and interest of approximately $52,700 and $12,250, respectively. These amounts are not reserved for in American Southern's GAAP financial statements.

         American Southern has a lawsuit (Civil Action No. 95-2588) pending with the Department in Florida (the "Florida Premium Tax Litigation"). The issue revolves around the appropriate retaliatory premium tax to be paid by American Southern to Florida. The Department is alleging that the Georgia tax rate is 2.25% and the local premium tax rate is 2.5% for a total rate of 4.75%. The Florida tax rate is 2%. The Department is effectively saying that the retaliatory rate should be 2.75%. American Southern's major argument is that in Georgia there is an investment offset available to all companies that can reduce the effective Georgia rate from 2.25% to .5% and American Southern has always qualified for this reduction. With a Georgia rate of .5% and a local premium tax of 2.5%, the total Georgia tax is 3% compared to Florida's 2% for a retaliatory rate of 1%.

         The amount of tax in dispute is approximately $839,999 for the years 1985 through 1990. Penalties and interest with respect to the disputed tax amount are approximately $748,000 and $86,700, respectively. If the suit is lost, Borrower intends to seek indemnification from InterRedec, the owner of American Southern during the period from 1985 to 1990.

         In 1993, this suit was tried and American Southern won. In 1994, the Florida legislature passed a law which was intended to retroactively change the way the retaliatory tax was calculated. The Department then asked the trial judge to rehear the case in light of the new Florida law. The case was heard in November 1994 and in July 1995 the judge ruled for the Department. American Southern then appealed to the state's District Court of Appeals which ruled in the Department's favor. American Southern has appealed this ruling to the Florida Supreme Court. Acceptance of such appeal is discretionary by such Supreme Court which has not yet indicated if it will accept the appeal.

         On December 31, 1995 the Borrower sold its interest in American Southern to Atlantic American Corporation. Under the terms of the applicable sale agreement, the Borrower must indemnify Atlantic American Corporation and American Southern for losses related to the above matter.

                                 SCHEDULE 5.15
                            EMPLOYEE BENEFIT MATTERS

The following is a list of all of the Plans of Borrower, none of which (other than the Plan described in number 4) is subject to Title IV of ERISA:

1. American Southern Insurance Company Retirement Plan. On behalf of employees who are 21 years of age or older and have been employed for at least one year, American Southern contributes to an employer funded defined benefit plan. Normal retirement age under the plan is age 65. Borrower sold its interest in American Southern on December 31, 1995.

                                 SCHEDULE 5.16
                        PATENT, TRADEMARK, LICENSE AND
                     OTHER INTELLECTUAL PROPERTY MATTERS

         None.

                                 SCHEDULE 5.17
                            OWNERSHIP OF PROPERTIES

         None.

                                 SCHEDULE 5.20
                          LABOR AND EMPLOYMENT MATTERS

         1. The National Labor Relations Board filed an unfair labor practice complaint against Lumex Medical Products, Inc. alleging that Lumex Medical Products, Inc., as a successor to Lumex, Inc., created some unfair labor practices in connection with a union election that took place in October 1995, a date prior to the Borrower's acquisition of certain assets of the Lumex Division of Lumex, Inc. It is difficult or impossible to assess any monetary amount involved, but the union is seeking to get a new union election out of this unfair labor practice procedure. A hearing was scheduled for June 20, 1996, but that hearing date was indefinately postponed because the union filed more charges the exact nature of which is not know to the Borrower at this time. This is an administrative proceeding before the National Labor Relations Board.

         2.      See also paragraph 1 of Schedule 5.05.

                                 SCHEDULE 5.21
                             DIVIDEND RESTRICTIONS

         None, other than restrictions contained in the Credit Documents.

                                 SCHEDULE 6.08
              FINANCIAL COVENANT CALCULATIONS - FIRST QUARTER 1996


                                  Debt to Capital Ratio ($ amounts in thousands)          March 31, 1996
                                                                                          --------------
                                  a.       Funded Debt (including the current        a.   $24,083
                                           portion thereof of Consolidated
                                           Companies)
                                  b.       Funded Debt of Other Persons Guaranteed   b.   0
                                           by a Consolidated Company
                                  c.       Required Stock Redemptions in next 12     c.   0
                                           months
                                  d.       Debt outstanding pursuant to SunTrust     d.   0
                                           Line of Credit
                                  e.       Adjusted Funded Debt (a+b+c+d)            e.   $24,083
                                  f.       Net Worth of Borrower less Treasury       f.   $83,362
                                           Stock
                                  g.       Total Capitalization (e+f)                g.   $107,445
                                  h.       Leverage Ratio (e/g)                      h.   .224 : 1.00
                                  i.       Maximum Leverage Ratio                    i.   .6 : 1.00
                                  j.       Default Indicated?                        j.   No

 Interest Coverage Ratio                                        1995                         1996             Total
                                                  ----------------------------------        ------         -----------
                                                                                                           Preceding 4
                                                    Q2           Q3             Q4            Q1            Quarters
                                                  ------       ------         ------        ------         -----------
 a.       Consolidated EBIT               a.      $3,783       $3,193         $4,077        $1,933          $12,986
 b.       Consolidated Interest Expense   b.      $  737       $  658         $  612        $  658          $ 2,665
 c.       Ratio of a to b                 c.                                                                4.87 : 1.00
 d.       Minimum Ratio                   d.                                                                2.0 : 1.00
 e.       Default Indicated?              e.                                                                    No

 Cash Flow Coverage Ratio                                       1995                         1996             Total
                                                  ----------------------------------        ------         -----------

                                                                                                           Preceding 4
                                                    Q3           Q4             Q1            Q2            Quarters
                                                  ------       ------         ------        ------         -----------
 a.       Consolidated EBIT               a.      $3,783       $3,193         $4077         $1933            $12,986
 b.       Depreciation and Amortization   b.      $  581       $  552         $ 625         $ 794            $ 2,552
 c.       Consolidated EBITDA (a+b)       c.                                                                 $15,538
 d.       Consolidate Funded Debt         d.                                                                 $24,083
 e.       Ratio of d/c                    e.                                                                1.55 : 1.00
 f.       Maximum Ratio                   f.                                                                4.0 : 1.00
 g.       Default Maximum Indicated?      g.                                                                    No


                                 SCHEDULE 7.01
                            OUTSTANDING INDEBTEDNESS

                                                                          Estimated Principal Amount
                                                                          ---------------------------
                                                                           Outstanding June 30, 1996
                                                                           -------------------------
 -        Non-negotiable Promissory Note, dated
          October 11, 1991, between Borrower and
          InterRedec Southern Company, Inc.,
          which note has been assigned by
          InterRedec Southern Company, Inc. to                                      $11,662,000
          the Board of Governors of the Federal
          Reserve System.

 -        Letter of Credit issued by First Union
          National Bank of Georgia for the
          benefit of InterRedec Southern Company
          Inc. (Credit enhancement of above                                         $11,803,914.56
          note).

 -        Industrial Revenue Bonds and Related
          Agreements between Town of Hartland,
          Maine, and Irving Tanning Company
          -     Maturing October 1, 2004                                            $ 1,159,000
          -     Maturing November 1, 1997                                           $   123,500
          -     Maturing March 1, 2001                                              $   218,500

 -        Indebtedness of Basic American Medical
          Products, Inc. under Term Loan
          Agreement dated as of January 18, 1996
          among Basic American Medical Products,
          Inc., the Borrower as guarantor, and                                      $ 1,714,000
          Suntrust Bank, Atlanta.

 -        Note payable dated May, 1996 between
          Irving Tanning Company and Irving Asian
          Partners, Ltd.                                                            $ 1,217,000


 -        Term Loan and Step-Down Revolving Line
          of Credit Agreement, dated as of April
          1994, between Bank One, Fond du Lac and                                    $1,179,000
          Basic American Medical Products, Inc.

 -        Purchase Money Promissory Note, dated
          October 20, 1996 between Basic American
          Medical Products, Inc. and Super
          Sagless, Inc. and guaranteed by Fuqua                                      $  688,000
          Enterprises, Inc. (liability under such
          guarantee is limited to $1,400,000)

 -        Letter of Credit issued by SunTrust
          Bank, Atlanta for the benefit of
          Liberty Mutual Insurance Company for                                       $  228,300
          the account of Fuqua Enterprises, Inc.


                                 SCHEDULE 7.02
                                 EXISTING LIENS

Secured Party                                      Security
- -------------                                      --------
Town of Hartland, Maine and holders of             Water treatment facilities and waste disposal
industrial revenue and general obligation bonds,   facilities
existing lien holders and related security of
bonds when such entity is acquired by Borrower

SunTrust Bank, Atlanta                             Certain real property and related equipment of
                                                   Basic American Medical Products, Inc.

Banc One, Fond du Lac                              Certain real property of Basic American Medical
                                                   Products, Inc. located in Fond du Lac, Wisconsin

                                 SCHEDULE 7.05
                              EXISTING INVESTMENTS

         See attached Exhibits A, B, C and D for the statements at May 31, 1996 of Wachovia, Interstate/Johnson Lane, Dreyfus and SunTrust Bank, Atlanta, respectively, for investments held by Borrower. The Borrower also indirectly holds the Investment in the joint venture described on Schedule 5.01.

                                 Schedule 8.11
                             Existing Shareholders



                                           Sole            Shared               Sole               Shared
       Member of Fuqua Family          Voting Power     Voting Power     Dispositive Power   Dispositive Power    Beneficially Owned
       ----------------------          ------------     ------------     -----------------   -----------------    ------------------
 J. B. Fuqua(1)                         693,917           435,698             693,917              435,698            1,129,615
 J. Rex Fuqua(2)                        310,142           435,698             310,142              435,698              745,840
 Fuqua Holdings, Inc.(3)                366,000                 0             366,000                    0              366,000
 Fuqua Holdings - I, L.P.(4)            366,000                 0             366,000                    0              366,000
 The Jennifer Calhoun Fuqua Trust(5)    160,843                 0             160,843                    0              160,843
 The Lauren Brooks Fuqua Trust(6)       160,842                 0             160,842                    0              160,842
 The J. B. Fuqua Foundation, Inc.(7)     69,698                 0              69,698                    0               69,698

_________________

(1) J. B. Fuqua may be deemed to own beneficially (through the power to direct the vote and disposition thereof) 1,129,615 shares of the common stock, $2.50 par value per share, of Borrower (the "Common Stock") (372,232 individually, 160,843 as trustee for The Jennifer Calhoun Fuqua Trust, 160,842 shares as trustee for The Lauren Brooks Fuqua Trust, 69,698 as an officer and director of The J.B. Fuqua Foundation, Inc., and 366,000 as an officer and director of Fuqua Holdings, Inc.).

(2) J. Rex Fuqua may be deemed to own beneficially (through the power to direct the vote and disposition thereof) 745,840 shares of the Common Stock (310,142 individually, 69,698 as an officer and director of The J.B. Fuqua Foundation, Inc., and 366,000 as an officer and director of Fuqua Holdings, Inc.).

(3) Fuqua Holdings, Inc., the general partner of Fuqua Holdings - I, L.P., may be deemed to own beneficially (through the power of its sole directors and shareholders, J.B. Fuqua and J. Rex Fuqua, to direct the vote and disposition thereof) 366,000 shares of the Common Stock.

(4) Fuqua Holdings - I, L.P., may be deemed to own beneficially (through the power of J.B. Fuqua and J. Rex Fuqua as the sole directors and shareholders of Fuqua Holdings, Inc., the general partner of Fuqua Holdings - I, L.P., to direct the vote and disposition thereof) 366,000 shares of the Common Stock.

(5) The Jennifer Calhoun Fuqua Trust may be deemed to own beneficially (through the power of its sole trustee, J.B. Fuqua, to direct the vote and disposition thereof) 160,843 shares of the Common Stock.

(6) The Lauren Brooks Fuqua Trust may be deemed to own beneficially (through the power of its sole trustee, J.B. Fuqua, to direct the vote and disposition thereof) 160,842 shares of the Common Stock.

(7) The J.B. Fuqua Foundation, Inc. may be deemed to own beneficially (through the power of its directors and officers to direct the vote thereof) 69,698 shares of the Common Stock.

                                   EXHIBIT A

                                                                      PAGE:    2

                                                        SUMMARY OF ACCOUNT
                                                             05-31-96

FUQUA ENTERPRISES, INC.                                                                                 ACCOUNT NUMBER:
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                                                  ESTIMATED            CURRENT
                                                      TOTAL TAX              MARKET                 ANNUAL              YIELD
        DESCRIPTION OF ASSETS                            COST                 VALUE                 INCOME               (%)
        ---------------------                         ---------              ------                --------            -------

COMMON STOCKS                                       $ 2,523,568.00         $  2,388,300.00      $   201,725               8.4

PREFERRED STOCKS                                        230,000.00              230,000.00           16,560               7.2

BONDS                                                19,962,500.00           19,646,800.00        1,O25,000               5.2

SHORT-TERM RESERVES AND CASH                            169,821,05              169,821,05            8,403               4.9
                                                    --------------           -------------        ---------               ---

        TOTAL VALUE OF ACCOUNT                      $22,885,889.05         $ 22,434,921.05      $ 1,251,688               5.6
                                                     =============           =============        =========               ===







THE VALUES USED IN THIS REPORT ARE AS OF THE CLOSE OF BUSINESS ON THE REPORT DATE OR THE MOST REPRESENTATIVE VALUE AVAILABLE ON THAT DATE.

                                                                      PAGE:    3


                                                   LIST OF ASSETS
FUQUA ENTERPRISES, INC.                               05-31-96                             ACCOUNT NUMBER:
- ------------------------------------------------------------------------------------------------------------------------------------

 SHARES                                                                                                ESTIMATED          CURRENT
UNITS, OR                                                            TOTAL TAX          MARKET           ANNUAL            YIELD
PAR VALUE                    DESCRIPTION                                COST             VALUE           INCOME              %
- ---------                    -----------                             ----------        ---------       ----------         --------
                     COMMON STOCKS

   109,600              PREFERRED INCOME OPPORTUNITY FUND          $ 1,217,568.00   $ 1,150,800.00     $   97,325            8.5
                        INC
                        USD0.001000

   100,000              PREFERED INCOME MGMT FD INC                  1,306,000.00     1,237,500.00        104,400            8.4

                     TOTAL COMMON STOCKS                           $ 2,523,568.00   $ 2,388,300.00     $  201,725            8.4
                                                                   --------------   --------------     ----------            ---

                     PREFERRED STOCKS

     9,200              TEXAS UTIL ELEC CO                         $   230,000.00   $   230,000.00     $   16,560            7.2
                        DEP SHS REP 1/4 SH $7.22
                        CUM PFD

                     TOTAL PREFERRED STOCKS                        $   230,000.00   $   230,000.00     $   16,560            7.2
                                                                   --------------   --------------     ----------            ---

                     BONDS

20,000,000              UNITED STATES TREAS NTS                    $19,962,500.00   $19,646,800.00     $1,025,000            5.2
                        03/01/93 5.125% 02/28/1998

                     TOTAL BONDS                                   $19,962,500.00   $19,646,800.00     $1,025,000            5.2
                                                                   --------------   --------------     ----------            ---

                     SHORT-TERM RESERVES AND CASH

163,201.82              BILTMORE FDS                                                $   163,201.82     $    8,103            5.0
                        MONEY MKT FD INSTL SH CL-A

  6,038.40              BILTMORE FDS                                                      6,038.40            300            5.0
                        MONEY MKT FD INSTL SH CL-A


                                                                      PAGE:    4


                                                          LIST OF ASSETS
FUQUA ENTERPRISES, INC.                                      05-31-96                                  ACCOUNT NUMBER:
- -----------------------------------------------------------------------------------------------------------------------------------

 SHARES,                                                                                        ESTIMATED                  CURRENT
UNITS, OR                                            TOTAL TAX            MARKET                  ANNUAL                    YIELD
PAR VALUE           DESCRIPTION                        COST               VALUE                   INCOME                     (%)
- ---------           -----------                      ---------            ------                 --------                  -------
169,240.22         TOTAL BILTMORE FDS
                   MONEY MKT FD INSTL SH CL-A      $   169,240.22     $     169,240.22        $      8,403                  5.0

                   CASH                                    580.83               580.83

                  TOTAL SHORT-TERM RESERVES
                  AND CASH                         $   169,821.05     $     169,821.05        $      8,403                  4.9
                                                       ----------           ----------               -----

                  TOTAL VALUE OF ACCOUNT           $22,885,889.05      $ 22,434,921.05        $  1,251,688                  5.6
                                                    =============        =============           =========                  ===







THE VALUES USED IN THIS REPORT ARE AS OF THE CLOSE OF BUSINESS ON THE REPORT DATE OR THE MOST REPRESENTATIVE VALUE AVAILABLE ON THAT DATE.

                                                                      PAGE:    5


                                                              CASH SUMMARY
FUQUA ENTERPRISES, INC.                                 05-01-96 THROUGH 05-31-96                  ACCOUNT NUMBER:
- --------------------------------------------------------------------------------------------------------------------------

                                                                                                 AMOUNT           TOTAL
                                                                                                 ------           -----
       OPENING BALANCE 05-01-96                                                                                 $   421.91


       CASH RECEIPTS

          DIVIDENDS                                                                            $  8,691.23

          SALES OF ASSETS
             EQUITY                                                                              45,270.00
                                                                                               -----------
             TOTAL CASH RECEIPTS                                                                                 53,961.23

       CASH DISBURSEMENTS

          OTHER DISBURSEMENTS                                                                     4,994.90-
                                                                                               -----------
             TOTAL CASH DISBURSEMENTS                                                                             4,994.90-

       NET SHORT TERM RESERVE PURCHASES AND SALES                                                                48,807.41-
                                                                                                                ----------

       CLOSING BALANCE 05-31-96                                                                                 $   580.83
                                                                                                                ==========

                                                                      PAGE:    6


                                                         STATEMENT DETAIL
FUQUA ENTERPRISES, INC.                              05-01-96 THROUGH 05-31-96                     ACCOUNT NUMBER:
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                              AMOUNT                TOTAL
                                                                                              ------                -----
     CASH RECEIPTS

       DIVIDENDS

         -OTHER

          BILTMORE FDS
          MONEY MKT FD INSTL SH CL-A

             05-31-96  DIVIDEND                                                          $    555.29
             05-31-96  DIVIDEND                                                                25.54             $  580.83
                                                                                         -----------

          PREFERRED INCOME OPPORTUNITY FUND
          INC
          USD0.01000

             05-31-96  DIV   $0.074000 ON     109,600      SHS                              8,110.40              8,110.40
                       FOR PAYABLE DATE OF 05/31/96                                                              ---------

          TOTAL OTHER                                                                                            $8,691.23
                                                                                                                 ---------

       TOTAL DIVIDENDS                                                                                           $8,691.23
                                                                                                                 =========

       SALE OF ASSETS

         -SHORT TERM

          BILTMORE FDS
          MONEY MKT FD INSTL SH CL-A

             SALES FOR PERIOD 05-01-96 THROUGH 05-31-96 (1)                                 4,994.90              4,994.90
                                                                                                                 ---------

          TOTAL SHORT TERM                                                                                       $4,994.90
                                                                                                                 =========


                                                                      PAGE:    7


                                            STATEMENT DETAIL
FUQUA ENTERPRISES, INC.                05-01-96 THROUGH 05-31-96             ACCOUNT NUMBER:
- ----------------------------------------------------------------------------------------------------------

                                                                          AMOUNT            TOTAL
                                                                          ------            -----

       -EQUITY

       -PREFERRED

        TEXAS UTIL ELEC CO
        DEP SHS REP1/4 SH $7.22
        CUM PFD

           05-20-96   SOLD 05/15/96 1800.00 SHARES                     $45,270.00       $ 45,720.00
                      AT 25.150                                                           ---------

        TOTAL PREFERRED                                                                 $ 45,270.00
                                                                                          ---------

        TOTAL EQUITY                                                                    $ 45,270.00
                                                                                          ---------

      TOTAL SALE OF ASSETS                                                              $ 50,264.90
                                                                                          =========

TOTAL CASH RECEIPTS                                                                     $ 58,956.13
                                                                                          =========


                                                                      PAGE:    8

                                STATEMENT DETAIL
FUQUA ENTERPRISES, INC.    05-01-96 THROUGH 05-31-96         ACCOUNT NUMBER:
- -------------------------------------------------------------------------------
                                                           AMOUNT       TOTAL
CASH DISBURSEMENTS

  PURCHASE OF ASSETS

    -SHORT TERM

     BILTMORE FDS
     MONEY MKT FD INSTL SH CL-A

       PURCHASES FOR PERIOD 05-01-96 THROUGH
         05-31-96 (3)                                   $53,802.31-  $53,802.31-
                                                                     ----------
     TOTAL SHORT TERM                                                $53,802.31-
                                                                     ----------
  TOTAL PURCHASE OF ASSETS                                           $53,802.31-
                                                                     ==========


  OTHER DISBURSEMENTS

       05-23-96    WACHOVIA BANK OF GEORGIA, NA           4,994.90-    4,994.90-
                   COMPENSATION FOR SERVICES RENDERED                 ---------
                   DURING THE QUARTER ENDED 05/15/96

  TOTAL OTHER DISBURSEMENTS                                          $ 4,994.90-
                                                                     ==========


TOTAL CASH DISBURSEMENTS                                             $58,797.21-
                                                                     ==========

                                                                       EXHIBIT B

                                                       STATEMENT OF ACCOUNT
===============================================================================================================================
Account Number:             For the Period:      05/01/96 Through 05/31/96                                           Page 2 of 3
Federal I.D. Number:        Last Statement:      04/30/96                           VISTA RESOURCES, INC.

- -------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO POSITIONS
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Estimated
                                                 Symbol/       Current                      % of         Dividend/      Annual
  Quantity    Security Division                  Rating         Price         Value       Portfolio        Yield        Income
- -------------------------------------------------------------------------------------------------------------------------------
STOCKS
       1      BAKER J INC                        JBAK           9.625        $ 10.00        1.65              .06         $0.00
       1      R G BARRY CORP-OHIO                RGB           19.750          20.00        3.28                           0.00
       1      BROWN GROUP INC                    BG            17.000          17.00        2.79             1.00          1.00
       1      L A GEAR INC                       LA             3.375           3.00        0.49                           0.00
       1      GENESCO INC                        GCO            7.625           8.00        1.31                           0.00
       1      ***HANSON PLC-SPONSORED ADR        HAN           14.625          15.00        2.46              .98          1.00
       1      IBP INC                            IBP           27,375          27.00        4.43              .10          0.00
       1      MELVILLE CORP                      MES           40.625          41.00        6.72              .44          0.00
       2      NIKE INC-CL B                      NKE          100.375         201.00       32.95              .60          1.00
       1      REEBOK INTERNATIONAL LTD           RBK           30.375          30.00        4.92              .30          0.00
       2      STRIDE RITE CORP.                  SRR            9.000          18.00        2.95              .20          0.00
       1      TITAN HOLDINGS, INC.               TH            15.750          16.00        2.62              .30          0.00
       1      TIMBERLAND CO-CL A                 TBL           22.750          23.00        3.77                           0.00
       1      WEYCO GROUP INC                    WEYS          39.500          40.00        6.56              .88          1.00
              FORMERLY WEYENBERG SHOE MFG CO
       1      WOLVERINE WORLD WIDE INC           WWW           33.250          33.00        5.41              .16          0.00
TOTAL STOCKS                                                                 $502.00       82.31                          $4.00
- -------------------------------------------------------------------------------------------------------------------------------

OTHER SECURITIES
  51,000      ESCROW ADDRESSOGRAPH                                             ++           0.00                          $0.00
TOTAL OTHER SECURITIES                                                         $0.00        0.00                          $0.00
- -------------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------------
TOTAL PRICED SECURITIES                                                      $502.00       82.31                          $4.00
- -------------------------------------------------------------------------------------------------------------------------------

 ++ Prices for some securities may not be available.  For an actual quote, please contact your Financial Consultant

                                                                       EXHIBIT C

                               ACCOUNT STATEMENT
                           05/01/96 through 05/31/96           Page       -----
                                                               1 of 1     -----
              Cash Management Plus-Class B                                -----


       Dealer:
       Rep:                                                    17439        NCS:

                                          FUQUA ENTERPRISES
                                          1201 W PEACHTREE ST NW STE 5000
                                          ATLANTA GA 30309-3400



       ACCOUNT AT-A-GLANCE

       Personal account     as of 05/31/96       Dividend/distribution summary      This period          Year-to-date
       -----------------------------------       --------------------------------------------------------------------
       Total Market Value      $158,169.98       Dividend income                      $670.74              $27,551.54

       ACCOUNT ACTIVITY
       -----------------------------------
       CASH MANAGEMENT PLUS-CASH B

       Account number:

       Customer number:


Trade                                                                                          Shares this     Total share
date       Description                                         Dollar amount   Share price     transaction        owned
- ---------------------------------------------------------------------------------------------------------------------------
           Market Value as of 05/01/96                         $157,499.24     $1.00                            157,499.240
05/31/96   Dividend reinvested                                      670.74      1.00             670.740        158,169.980
           Market Value as of 05/31/96    $158,169.98                           1.00                            158,169.980









       INVESTMENT SLIP             Cash Management Plus-Class B
                                          Fund Account #:
                                          Customer number:
                                          Dealer:
                                          Rep:

                                          FUQUA ENTERPRISES
                                          1201 W PEACHTREE ST., NW STE 5000
                                          ATLANTA GA 30309-3400

       Minimum investment:  $100.00

       Amount enclosed:    [$      ]

                                          X
                                          -------------------------------------
                                          If your address is incorrect, please
                                          make any changes above, have all
                                          registered owners sign and return this
                                          slip.  Do not write in the white area
                                          below.

                                   EXHIBIT D

                          OVERNIGHT REPO AGREEMENTS
                         MONTHLY ACTIVITY STATEMENT
                    STATEMENT PERIOD 05/01/96 - 05/31/96




         FUQUA ENTERPRISES INC
         ONE ATLANTIC CENTER STE 5000
         1201 W PEACHTREE ST NW
         ATLANTA GA 30309-3400


- ---------------------------------------------------------------------------------------------------------
                              STATEMENT SUMMARY
- ---------------------------------------------------------------------------------------------------------
INTEREST PAID                 9,381.62     INTEREST PAID YEAR TO DATE                   24,846.44
INTEREST EARNED               9,566.39     INTEREST EARNED YEAR TO DATE                 25,284.76
AVERAGE BALANCE           2,511,709.67     AVERAGE BALANCE YEAR TO DATE              3,535,913.78
AVERAGE MONTHLY YIELD            4.423%    AVERAGE YIELD YEAR TO DATE                       4.438%
CUSTOMER NUMBER                            CUSTOMER TAX ID NUMBER
- ---------------------------------------------------------------------------------------------------------
INTEREST PAYABLE                438.32
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------
                                MONTHLY ACTIVITY
- ---------------------------------------------------------------------------------------------------------
TRANSACTION      TRANSACTION                                                                  INTEREST
    DATE            AMOUNT        NET CHANGE            BALANCE       RATE                      EARNED
  4-30-96                                          2,015,000.00
  5-01-96                         893,000.00       2,908,000.00    4.4500000                  359.46
  5-02-96                          96,000.00-      2,812,000.00    4.4500000                  347.59
  5-03-96                          82,000.00-      2,730,000.00    4.4000000                1,001.00
  5-06-96                         298,000.00-      2,432,000.00    4.4500000                  300.62
  5-07-96                         100,000.00-      2,332,000.00    4.4500000                  288.26
  5-08-96                          46,000.00-      2,286,000.00    4.5500000                  288.93
  5-09-96                       1,104,000.00       3,390,000.00    4.4500000                  419.04
  5-10-96                         682,000.00-      2,708,000.00    4.3750000                  987.29
  5-13-96                         106,000.00       2,814,000.00    4.4300000                  346.28
  5-14-96                          69,000.00-      2,745,000.00    4.4300000                  337.79
  5-15-96                         966,000.00-      1,779,000.00    4.6000000                  227.32
  5-16-96                         286,000.00       2,065,000.00    4.4500000                  255.26
  5-17-96                         293,000.00-      1,772,000.00    4.3750000                  646.04
  5-20-96                         316,000.00       2,088,000.00    4.4000000                  255.20
  5-21-96                         436,000.00       2,524,000.00    4.3500000                  304.98
  5-22-96                          73,000.00       2,597,000.00    4.5500000                  328.23
  5-23-96                         343,000.00-      2,254,000.00    4.4000000                  275.49
  5-24-96                         471,000.00-      1,783,000.00    4.3500000                  861.78
  5-28-96                         952,000.00       2,735,000.00    4.4000000                  334.28
  5-29-96                       1,181,000.00       3,916,000.00    4.4000000                  478.62
  5-30-96                          40,000.00       3,956,000.00    4.4100000                  484.61
  5-31-96                         488,000.00-      3,468,000.00    4.5500000                  438.32
- ---------------------------------------------------------------------------------------------------------
                                              SECURITY DESCRIPTION
- ---------------------------------------------------------------------------------------------------------
TRANSACTION      PAR AMOUNT                MATURITY         MARKET                    MARKET
  DATE           /CURR FACE       COUPON     DATE           PRICE                      VALUE
5-01-96          2,938,000       5.125     12-31-98         99                  2,908,620.00
         U S TREASURY NOTE
5-02-96          2,834,000       5.125     12-31-98         99  08/32           2,812,745.00
         U S TREASURY NOTE
5-03-96          2,765,000       5.125     12-31-98         98  24/32           2,730,437.50
         U S TREASURY NOTE
5-06-96          2,457,000       5.125     12-31-98         99                  2,432,430.00
         U S TREASURY NOTE
5-07-96          2,375,000       5.125      4-30-98         98  07/32           2,332,695.31
         U S TREASURY NOTE


                          OVERNIGHT REPO AGREEMENTS
                          MONTHLY ACTIVITY STATEMENT
                     STATEMENT PERIOD 05/01/96 - 05/31/96



         FUQUA ENTERPRISES INC
         ONE ATLANTIC CENTER STE 5000
         1201 W PEACHTREE ST NW
         ATLANTA GA 30309-3400


- ---------------------------------------------------------------------------------------------
                             SECURITY DESCRIPTION
- ---------------------------------------------------------------------------------------------
TRANSACTION      PAR AMOUNT                MATURITY           MARKET               MARKET
   DATE          /CURR FACE       COUPON     DATE             PRICE                 VALUE
5-08-96            450,000        5.125    12-31-98          98  28/32         444,937.50
         U S TREASURY NOTE
5-08-96          1,830,000        5.625     1-31-98         100  20/32       1,841,437.50
         U S TREASURY NOTE
5-09-96          3,425,000        5.125    12-31-98          99              3,390,750.00
         U S TREASURY NOTE
5-10-96          2,612,000        5.125    12-31-98          99  04/32       2,589,145.00
         U S TREASURY NOTE
5-10-96            121,000        5.125     4-30-98          98  12/32         119,033.75
         U S TREASURY NOTE
5-13-96          2,836,000        5.125    12-31-98          99  08/32       2,814,730.00
         U S TREASURY NOTE
5-14-96          2,759,000        5.125    12-31-98          99  16/32       2,745,205.00
         U S TREASURY NOTE
5-15-96          1,760,000        5.625     1-31-98         101  04/32       1,779,800.00
         U S TREASURY NOTE
5-16-96          2,045,000        5.625     1-31-98         101              2,065,450.00
         U S TREASURY NOTE
5-17-96          1,755,000        5.625     1-31-98         101              1,772,550.00
         U S TREASURY NOTE
5-20-96          2,065,000        5.625     1-31-98         101  04/32       2,088,231.25
         U S TREASURY NOTE
5-21-96          2,496,000        5.625     1-31-98         101  04/32       2,524,080.00
         U S TREASURY NOTE
5-22-96          2,634,000        5.125     4-30-98          98  20/32       2,597,782.50
         U S TREASURY NOTE
5-23-96          2,283,000        5.125     4-30-98          98  24/32       2,254,462.50
         U S TREASURY NOTE
5-24-96          1,764,000        5.625     1-31-98         101  04/32       1,783,845.00
         U S TREASURY NOTE
5-28-96          2,767,000        5.125     4-30-98          98  28/32       2,735,871.25
         U S TREASURY NOTE
5-29-96          3,961,000        5.125     4-30-98          98  28/32       3,916,438.75
         U S TREASURY NOTE
5-30-96          3,983,000        5.125    12-31-98          99  11/32       3,956,861.56
         U S TREASURY NOTE
5-31-96          3,491,000        5.125    12-31-98          99  11/32       3,468,090.31
         U S TREASURY NOTE
- ---------------------------------------------------------------------------------------------

     THE FUNDS HELD PURSUANT TO THE REPURCHASE AGREEMENT ARE NOT A DEPOSIT AND THEREFORE, NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION

                                  EXHIBIT A

                                   FORM OF
                            REVOLVING CREDIT NOTE



U.S. $________________                                         June 28, 1996
                                                               Atlanta, Georgia



         FOR VALUE RECEIVED, the undersigned FUQUA ENTERPRISES, INC., a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of __________________, a ___________________________ (herein, together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of _____________________________________ AND NO/100 UNITED STATES DOLLARS
($_______________) and (ii) the outstanding principal amount of the Advances made by the Lender to the Borrower as Revolving Loans pursuant to the terms of the Credit Agreement referred to below on the Maturity Date (as defined in the Credit Agreement referred to below). The Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

         The Lender shall record all Advances made pursuant to its Revolving Credit Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Revolving Credit Note that is not paid on the due date therefor, whether on the Maturity Date, whether or not resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in
Section 3.03(b) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

         This Revolving Credit Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, that certain Amended and Restated Credit Agreement dated as of June 28, 1996 among the Borrower, SunTrust Bank, Atlanta, individually and as Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         The Borrower agrees to make payments of principal on the Advances outstanding hereunder as Revolving Loans on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

         This Revolving Credit Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Revolving Credit Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Revolving Credit Note or the Credit Agreement.

         THIS REVOLVING CREDIT NOTE HAS BEEN EXECUTED AND DELIVERED IN GEORGIA AND THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         The Borrower expressly waives any presentment, demand, protest or notice in connection with this Revolving Credit Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS REVOLVING CREDIT NOTE.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                        FUQUA ENTERPRISES, INC.


                                        By:
                                                 ------------------------------
                                                  Name:
                                                  Title:



                                        Attest:
                                                ------------------------------
                                                  Name:
                                                  Title:


                                                            [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                                                 Last Day of
                                                             Amount of           Applicable       Notation Made
    Date        Amount of Advance      Interest Rate     Principal Prepaid     Interest Period          By
- -------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B


                              NOTICE OF BORROWING


SunTrust Bank, Atlanta, as Agent
  for the Lenders parties to the
  Credit Agreement referenced below
25 Park Place
23rd Floor
Atlanta, Georgia 30303

                                     [Date]

                 Re:      FUQUA ENTERPRISES, INC.

Ladies and Gentlemen:

                 The undersigned, FUQUA ENTERPRISES, INC., a Delaware corporation (the "Borrower"), refers to that certain Amended and Restated Credit Agreement, dated as of June 28, 1996 (the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, the lenders (the "Lenders") from time to time parties thereto and SunTrust Bank, Atlanta, as Agent, and hereby gives you irrevocable notice pursuant to
Section 3.01(a) of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement (the "Proposed Borrowing"), and in that connection sets forth below the information relating to such Borrowing as required by Section 3.01(a) of the Credit Agreement:

                 (i) The Business Day of the Proposed Borrowing is ___________ , 19__.

                 (ii) The Proposed Borrowing shall be comprised of [Base Rate Advances] [Eurodollar Advances].(1)

                 (iii)    The amount of the Proposed Borrowing is
                          $_____________________.

                 [(iv) The Interest Period for the Proposed Borrowing if comprised of Eurodollar Advances is _______ month[s].](2)





                 __________________________________

(1) Total number of outstanding Borrowings may not exceed six.

(2) Not applicable if the Proposed Borrowing is to be comprised of Base Rate Advances.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing before and after giving effect thereto:

                 (a)      there exists no Default or Event of Default;

                 (b) all representations and warranties of Borrower contained in the Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Proposed Borrowing (except to the extent such representations and warranties specifically relate to an earlier date in which case they shall be true and correct as of such date);

                 (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14 of the Credit Agreement, there has occurred no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.07 of the Credit Agreement);

                 (d) there is no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies taken as a whole; and

                 (e) the Proposed Borrowing and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower.

                                        Very truly yours,

                                        FUQUA ENTERPRISES, INC.



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT C


                                    FORM OF
                       NOTICE OF CONTINUATION/CONVERSION



SunTrust Bank, Atlanta, as Agent
  for the Lenders parties to the
  Credit Agreement referenced below
25 Park Place
23rd Floor
Atlanta, Georgia 30303

                                     [Date]


                 Re:      FUQUA ENTERPRISES, INC.

Ladies and Gentlemen:

                 The undersigned, FUQUA ENTERPRISES, INC., a Delaware corporation (the "Borrower"), refers to that certain Amended and Restated Credit Agreement, dated as of June 28, 1996 (the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, the lenders (the "Lenders") from time to time parties thereto and SunTrust Bank, Atlanta, as Agent, and hereby gives you irrevocable notice pursuant to
Section 3.01(b) of the Credit Agreement that the undersigned hereby requests the [conversion] [continuation] of a Borrowing under the Credit Agreement as specified below in accordance with Section 3.01(b) of the Credit Agreement:

                          [The Borrower hereby requests the conversion of a Borrowing comprised of Base Rate Advances to a Borrowing comprised of Eurodollar Advances, as follows:

                          (i) the Business Day of the proposed conversion is __________, 19__.

                          (ii)    the amount of the Borrowing is $_________.

                          (iii) the Interest Period applicable to the Eurodollar Advances upon such conversion shall be ____ month(s).]

                 [The Borrower hereby requests the conversion of a Borrowing comprised of Eurodollar Advances to a Borrowing comprised of Base Rate Advances, as follows:

                          (i) the Business Day of the proposed conversion, which shall be the last day of the current Interest Period applicable to the Borrowing to be converted, is ________, 19___.

                          (ii)    the amount of the Borrowing to be
                 converted is $__________________.]

                          [The Borrower hereby requests the continuation of a Borrowing comprised of Eurodollar Advances for an additional Interest Period, as follows:

                          (i)     the Business Day of the proposed
                 continuation, which shall be the last day of the current Interest Period applicable to the Borrowing to be continued, is ________, 19 __.

                          (ii)    the amount of the Borrowing to
                 be continued is $_____________________ .

                          (iii) the Interest Period applicable to the Eurodollar Advances upon such continuation shall be __________ month(s).]

                 The undersigned hereby certifies that the following statement is true on the date hereof, and will be true on the date of the proposed continuation or conversion:

                 No Default or Event of Default exists or shall result from such proposed continuation or conversion.](1)


                                        Very truly yours,

                                        FUQUA ENTERPRISES, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:





__________________________________

(1) Applicable only upon the conversion to, or continuation of, a Borrowing comprised of Eurodollar
         Advances.

                                   EXHIBIT D


                              CLOSING CERTIFICATE


         The undersigned, being the _____________________ of FUQUA ENTERPRISES, INC., a Delaware corporation (the "Borrower"), hereby gives this certificate to induce SUNTRUST BANK, ATLANTA, a Georgia banking corporation, and each of the other lenders named on the signature pages to the Credit Agreement defined below (collectively referred to as the "Lenders"), SunTrust Bank, Atlanta, as agent for itself and the other Lenders (in such capacity, the "Agent"), to consummate certain financial accommodations with the Borrower pursuant to the terms of the Credit Agreement dated as of even date herewith (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the same meanings assigned to them in the Credit Agreement:

         The undersigned hereby certifies to the Agent and the Lenders that:

1. In his/her aforesaid capacity as the _________________ of the Borrower, [s]he has knowledge of the business and financial affairs of the Borrower sufficient to issue this certificate and is authorized and empowered to issue this certificate for and on behalf of the Borrower.

2. All representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof.

3. After giving effect to the Loans to be made to the Borrower pursuant to the Credit Agreement on the date hereof, no Default or Event of Default has occurred and is continuing.

4. Since the date of the audited financial statements of the Consolidated Companies described in Section 5.14 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

5. Except as may be described on Schedule 5.05 of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of the Borrower, threatened
(i) which reasonably could be expected to have a Materially Adverse Effect, or
(ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies, taken as a whole.

 6. The Advances to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Advances and use of proceeds thereof will not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority, applicable to the Borrower.

7. Based upon the Agent's representation that the information provided pursuant to Sections 4.01(k) through (n) is satisfactory, the conditions precedent set forth in Sections 4.01 and 4.02 of the Credit Agreement have been or will be satisfied (or have been waived pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Revolving Loans under the Credit Agreement on the date hereof.

8. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

9. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

         IN WITNESS WHEREOF, the undersigned has executed this certificate solely in his/her aforesaid capacity as of this ____ day of June, 1996.


                                     ---------------------------------------
                                     By:
                                     Title:

                                   EXHIBIT E

                        FORM OF OPINION OF ALSTON & BIRD

                                 June 28, 1996


To:      Each of the Lenders party to the
         Credit Agreement referenced below
         and each assignee thereof that
         becomes a "Lender" as provided
         therein and SunTrust Bank,
         Atlanta, as Agent

         Re: Amended and Restated Credit Agreement dated as of June 28, 1996, by and among Fuqua Enterprises, Inc., each of the Lenders listed on the signature pages thereto and SunTrust Bank, Atlanta, as Agent thereunder (the "Credit Agreement")

Ladies and Gentlemen:

         This opinion is furnished pursuant to Section 4.01 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth or referred to in the Credit Agreement, unless otherwise defined herein.

         We have acted as counsel to Fuqua Enterprises, Inc., a Delaware corporation (the "Company"), Irving Tanning Company, a Delaware corporation ("Irving"), Kroy Tanning Company, Incorporated, a Delaware corporation ("Kroy"), Basic American Medical Products, Inc., a Georgia corporation ("Basic"), Lumex Medical Products, Inc., a Delaware corporation ("Lumex") and MUL Acquisition Corp. II ("MUL"; each of Kroy, Irving, Basic, Lumex and MUL may be referred to herein as a "Subsidiary", and the Company and the Subsidiaries may be collectively referred to herein as the "Credit Parties"), in connection with the preparation, negotiation, execution and delivery of the following documents (collectively, the "Credit Documents"):

         1.      The Credit Agreement;

         2.      The Revolving Credit Notes;

         3.      The Note Assignment; and

         4. The other instruments, documents, certificates, agreements and writings executed and delivered by the Credit Parties in connection with the closing of the Credit Agreement.

June 28, 1996
Page 2




         In connection with this opinion, we have examined and relied on the executed originals of the Credit Documents and the following certificates, instruments and documents relating to the Credit Parties:

                 1. Officer's Certificate of the Chief Financial Officer of the Company, a copy of which is attached hereto as Exhibit A-1;

                 2. Officer's Certificate of the Assistant Treasurer of Irving, a copy of which is attached hereto as Exhibit A-2;

                 3. Officer's Certificate of the Assistant Treasurer of Kroy, a copy of which is attached hereto as Exhibit A-3;

                 4. Officer's Certificate of the Treasurer of Basic, a copy of which is attached hereto as Exhibit A-4;

                 5. Officer's Certificate of the Vice President and Treasurer of Lumex, a copy of which is attached hereto as Exhibit A-5;

                 6. Officer's Certificate of the Vice President and Treasurer of MUL, a copy of which is attached hereto as Exhibit A-6;

                 7. Certificates of the Secretaries of State or other appropriate governmental agency of (a) the state of the Company's incorporation regarding its existence and good standing and (b) the states listed on Exhibit B attached hereto regarding the Company's qualification to do business and good standing in those states;

                 8. Certificates of the Secretaries of State or other appropriate governmental agency of (a) the respective state of each Subsidiary's incorporation regarding its existence and good standing and (b) the states listed on Exhibit B attached hereto regarding such Subsidiary's qualification to do business and good standing in those states; and

                 9. The documents described on Exhibit C attached hereto (collectively, the "Listed Contractual Obligations").

         We have also made such investigations of law and fact as we have deemed necessary as the basis for the opinions expressed herein.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, it is intended to signify that during the course of our representation of the Credit Parties as herein described, no information has come to the attention of Paul M. Cushing, Bryan E. Davis, Richard W. Grice,

June 28, 1996
Page 3




William S. Ortwein or Clare H. Draper, IV which would give us actual knowledge of the existence or absence of such facts.

         We have assumed the genuineness of all signatures (other than those on behalf of the Credit Parties on the Credit Documents) on, and authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         With respect to any element of mutuality which may be required in order to support the enforceability of the Credit Documents, we have assumed that the Lenders and the Agent have all requisite power and authority to enter into and perform their respective obligations under the Credit Agreement and the other Credit Documents to which they are parties, that the Credit Agreement and such other Credit Documents have been duly authorized, executed and delivered by the Lenders and the Agent, and that the Credit Agreement and such other Credit Documents constitute the legal, valid and binding obligations of the Lenders and the Agent. Further, to the extent applicable law requires that the Lenders or Agent act in accordance with duties of good faith and fair dealing, in a commercially reasonable manner, or otherwise in compliance with applicable legal requirements (including, without limitation, federal and state securities laws) in exercising their respective rights and remedies under the Credit Documents, we have assumed that the Lenders and Agent will fully comply with such legal requirements, notwithstanding any provisions of the Credit Documents that purport to grant the Lenders or Agent the right to act or fail to act in a manner contrary to such legal requirements, or based on its sole judgment or in its sole discretion or provisions of similar import.

         With respect to the opinions expressed in paragraph 1(c) below regarding the qualification and good standing of the Credit Parties in certain jurisdictions, such opinions are based solely upon certificates provided by agencies of those states described in items 7 and 8 above, copies of which have been delivered to you at the closing of the Credit Agreement, and such opinions are limited to the meaning ascribed to such certificates by each applicable state agency.

         Based on the foregoing, and subject to the qualifications and assumptions contained herein, we are of the opinion that:

         1. Each of the Credit Parties (a) is validly existing as a corporation and in good standing under the laws of its state of incorporation,
(b) has the corporate power and authority to own and operate its properties and to conduct its business as now conducted and (c) is qualified as a foreign corporation in, and is in good standing under the laws of, the jurisdictions set forth on Exhibit B attached hereto, as applicable.

         2. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all

June 28, 1996
Page 4




necessary corporate action to authorize the execution, delivery and performance of such Credit Documents.

         3. No consent, approval or authorization of, or registration, declaration or filing with, (i) any United States federal or (ii) any state, local or other governmental authority of the State of Georgia is required in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents or the use of the proceeds of the Loans.

         4. The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which it is a party do not and will not (a) violate (i) any existing law, rule or regulation of the United States of America or of the State of Georgia applicable to such Credit Party, (ii) the certificate or articles of incorporation or by-laws of such Credit Party or
(iii) the terms of any Listed Contractual Obligation nor (b) result in the creation of any Lien on the property or assets of any Credit Party pursuant to the terms of any of the Listed Contractual Obligations.

         5. Each of the Credit Parties has duly authorized, executed and delivered each Credit Document to which it is a party. Each of the Credit Documents constitutes the legal, valid and binding obligations of each of the Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its terms. The provisions of the Credit Documents with respect to payment of interest, fees, costs, and other charges for the use of money do not violate the interest and usury laws as in effect in the State of Georgia.

         6. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7. The making of any Revolving Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         8. To our knowledge, except as reflected in Schedule 5.05 to the Credit Agreement, there is no litigation or proceeding pending or threatened against any Credit Party which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         Our opinions set forth above are subject to the following qualifications:

         A. We are licensed to practice law only in the State of Georgia but are generally familiar with, and have reviewed in connection with this transaction relevant

June 28, 1996
Page 5




portions of, the General Business Corporation Law of the State of Delaware. Accordingly, we express no opinion as to matters of law other than federal laws of the United States of America, the laws of the State of Georgia and matters set forth in the published statutes of the General Corporation Law of the State of Delaware. The opinions expressed in this opinion letter do not address federal securities laws and regulations administered by the Securities and Exchange Commission (other than the Public Utility Holding Company Act of 1935 and the Investment Company Act of 1940), any state "Blue Sky" laws and regulations, or laws and regulations relating to commodity (and other) futures and indices and other similar instruments.

         B. Enforceability of the Credit Documents is subject to (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (ii) general policies of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         C. No opinion is expressed with respect to the validity, binding effect, or enforceability of:

                 (a) any provision of a Credit Document requiring indemnification for, or providing exculpation, release, or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct, or to the extent such indemnification, exculpation, release or exemption from liability is otherwise contrary to public policy;

                 (b) any provision of a Credit Document imposing increased interest rates or late payment charges upon delinquency in payment or other default or providing for liquidated damages or for premiums on prepayment, acceleration, or termination, to the extent any such provisions may be deemed to be penalties or forfeitures;

                 (c) any provision of a Credit Document that has the effect of waiving the right to jury trial, statutes of limitation, marshaling of assets or similar requirements, or consenting or waiving objections to the jurisdiction of certain courts, or the venue or forum for judicial actions;

                 (d) any provision of a Credit Document providing that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements, or that a party's course of dealing, course of performance, or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions, or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

June 28, 1996
Page 6




                 (e) any provision of a Credit Document providing that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative;

                 (f) any provision of a Credit Document purporting to require payment by any Credit Party of any Lender's or the Agent's attorneys' fees without compliance with the applicable requirements of O.C.G.A. Section 13-1-11;

                 (g) any provision of a Credit Document providing that modifications to such document may only be made in writing or that the provisions of such document are severable;

                 (h) any provision of a Credit Document purporting to permit the exercise, under certain circumstances, of rights or remedies without notice or without providing opportunity to cure failures to perform;

                 (i) any provision of a Credit Document purporting to grant rights of setoff otherwise than in accordance with applicable law; and

                 (j) any provision of a Credit Document purporting to require a waiver of defenses, setoffs, or counterclaims against the Lenders or Agent.

         D. We note that certain waivers of notices and other rights and remedial provisions contained in the Credit Documents may be unenforceable under applicable law, but the Credit Documents contain adequate other provisions for enforcing payment of the obligations evidenced, guaranteed or secured thereby and for the practical realization of the rights and remedies afforded thereby, and the inclusion of such waivers, rights and remedial provisions in the Credit Documents does not affect the legality, validity or binding effect of such Credit Documents or affect the enforceability of the other provisions of the Credit Documents.

         E. Our knowledge of the business and affairs of each of the Credit Parties and of the implications thereof on the applicability of any laws to them is based solely on the officer's certificates attached hereto.

         F. For purposes of the opinions expressed in paragraph 5 above, we have assumed that the interest and other fees and charges, whether or not denominated as "interest," which may be received by the Agent and the Lenders in respect of the Loans and the other financial accommodations to be made under the Credit Documents and the interest and other fees and charges which are actually received by the Agent and the Lenders in respect of such loans and financial accommodations will not exceed five percent (5%) per month of the amount of such loans and financial accommodations. Further, we express no opinion as to the enforceability of any provision of the Credit Documents which purports to charge interest on unpaid interest.

June 28, 1996
Page 7




         Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

         This opinion has been delivered solely for the benefit of the Lenders, the Agent, their respective counsel and successors and permitted assigns, and may not be relied upon by any other person or entity or for any other purpose without the express written permission of the undersigned.

                                           Very truly yours,

                                           ALSTON & BIRD


                                           By:
                                              -------------------------------
                                                A Partner

                                  EXHIBIT A-1

                             OFFICER'S CERTIFICATE

         I, Brady W. Mullinax, Jr., Vice President-Finance, Treasurer and Chief Financial Officer of Fuqua Enterprises, Inc., a Delaware corporation (the "Company"), hereby acknowledge and agree that Alston & Bird may rely and will be relying on this Certificate in rendering their opinion (the "Opinion") in connection with the transactions contemplated by that certain Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement") by and among the Company, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, Atlanta, as agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given them in, or by reference in, the Opinion.

         I hereby certify to Alston & Bird that, to the best of my knowledge:

         1. A copy of the Opinion has been provided to the undersigned in connection with the certifications made herein. Further, the undersigned is familiar with each of the Credit Documents.

         2. Alston & Bird may rely on all certificates from the Company or state officials provided to the Agent or any Lender in connection with the Credit Agreement as if the same were addressed to Alston & Bird. The certificate of incorporation of the Company have not been amended, revoked or otherwise changed since the date of certification by the Secretary of State of the State of Delaware of the copy of such certificate delivered to the Agent under the Credit Agreement.

         3. The resolutions of the Board of Directors and the Executive Committee of the Board of Directors of the Company reviewed and relied upon by Alston & Bird are true, complete and correct, the resolutions have not been amended or revoked since the date adopted and are the only resolutions relating to the matters that are the subject matter of the Opinion. Further, the Company's relevant corporate resolutions were adopted in compliance with any procedural requirements of the Company's certificate of incorporation and bylaws and the Delaware Corporation Laws.

         4. The Company currently is engaged in the businesses described in Item 1 and the second paragraph under Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Annual Report"), which description is incorporated herein.

         5. The Company has not received any notice from the Secretary of State of the State of Delaware of a determination that any grounds exist for administratively dissolving the Company and the Company has not received notice of the commencement of any action to judicially dissolve the Company. Neither the Board of Directors nor the shareholders of the Company have taken any action with respect to the dissolution of the

Company, and the Company has not filed any notice of intent to dissolve with the State of Delaware.

         6. The Company owns or leases places of business in only the States of Georgia and New York.

         7. All directors signing the Company's consent resolution authorizing the transactions contemplated by the Credit Agreement were duly appointed and incumbent in their offices at the time of all relevant corporate action and at all relevant times thereafter.

         8. Except as set forth on Exhibit C to the Opinion, the Company is not a party to or bound by any contract, agreement, indenture, lease or other document the violation or termination of which could have a Materially Adverse Effect.

        9. Other than the Securities and Exchange Commission and the New York Stock Exchange and except as discussed in Item 1. of the Annual Report, the Company does not regularly deal with or report to any federal or state governmental agency or authority.

         10. Except as set forth on Schedule 5.05 to the Credit Agreement, there is no litigation or proceeding pending or threatened against the Company or any of its properties, which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect or any outstanding judicial or administrative decree, writ, judgment or order to which the Company or any of its properties is subject which has had or, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

         11. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (as defined below), and no part of the proceeds of any Loans to the Company or any Intercompany Loans to any other Consolidated Company will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. For purposes of this certificate, the term "margin stock" shall mean (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC margin stock; (iii) any OTC security designated as qualified for trading in the National Market System; (iv) any debt security convertible into or carrying a subscription right to purchase a margin stock;
(v) any warrant or right to subscribe to or purchase a margin stock; or (vi) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 other than (a) a company licensed under the Small Business Investment Act of 1958, as amended; or (b) a company which has at least 95 percent of its assets continuously invested in government or municipal securities; or (c) a company which issues face-amount certificates.

         12. The Company is not, nor does it hold itself out as being primarily, nor does it propose to engage primarily, in the business of investing, reinvesting, or trading in securities. The Company is not engaged nor does it propose to engage in the business of issuing face-amount certificates of the installment type, nor has the Company been engaged in such business nor does it have any such certificate outstanding. The Company is not engaged nor does it propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and it neither owns nor does it propose to acquire investment securities having a value exceeding 40% of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis. The Company is not controlled by an entity that satisfies any of the foregoing criteria.

         13. The Company does not, directly or indirectly, own, control or hold, with the power to vote ten percent or more of the outstanding voting securities of (i) any company which owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale, or any company which owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light, or power (any such company shall be referred to herein as a "Public Utility"), or (ii) any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility, or (iii) any company whose voting securities are directly or indirectly owned, controlled or held with power to vote, by any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility. The Company has not received notification from the Securities and Exchange Commission that, pursuant to the Public Utility Holding Company Act of 1935, the Commission has determined that (i) the Company, or (ii) any person the Company directly or indirectly owns, controls or holds with power to vote, the voting securities of, or (iii) any person which directly or indirectly owns, controls or holds with power to vote, the voting securities of the Company, constitutes a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company."

         14. The undersigned is not aware of any consent, approval or authorization of, or registration, declaration or filing with, (i) any United States federal or (ii) any state, local, or other governmental authority of the State of Georgia, required in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents or the use of the proceeds of the Loans.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of June 28, 1996.


                                        By:
                                           ------------------------------------
                                           Brady W. Mullinax, Jr.
                                           Vice President-Finance, Treasurer
                                           and Chief Financial Officer of
                                           Fuqua Enterprises, Inc.

                                  EXHIBIT A-2

                             OFFICER'S CERTIFICATE


         I, Brady W. Mullinax, Jr., Assistant Treasurer of Irving Tanning Company, a Delaware corporation (the "Company"), hereby acknowledge and agree that Alston & Bird may rely and will be relying on this Certificate in rendering their opinion (the "Opinion") in connection with the transactions contemplated by that certain Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement") by and among the Fuqua Enterprises, Inc., the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, Atlanta, as agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given them in, or by reference in, the Opinion.

         I hereby certify to Alston & Bird that, to the best of my knowledge:

         1. A copy of the Opinion has been provided to the undersigned in connection with the certifications made herein. Further, the undersigned is familiar with each of the Credit Documents.

         2. Alston & Bird may rely on all certificates from the Company or state officials provided to the Agent or any Lender in connection with the Credit Agreement as if the same were addressed to Alston & Bird. The certificate of incorporation of the Company have not been amended, revoked or otherwise changed since the date of certification by the Secretary of State of the State of Delaware of the copy of such certificate delivered to the Agent under the Credit Agreement.

         3. The resolutions of the Board of Directors of the Company reviewed and relied upon by Alston & Bird are true, complete and correct, the resolutions have not been amended or revoked since the date adopted and are the only resolutions relating to the matters that are the subject matter of the Opinion. Further, the Company's relevant corporate resolutions were adopted in compliance with any procedural requirements of the Company's certificate of incorporation and bylaws and the Delaware Corporation Laws.

         4. The Company is engaged in the business of producing leather and finished leather from cowhide for a variety of consumer goods as more particularly described in Item 1. of the Fuqua Enterprises, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Annual Report"), which description is incorporated herein.

         5. The Company has not received any notice from the Secretary of State of the State of Delaware of a determination that any grounds exist for administratively dissolving the Company and the Company has not received notice of the commencement of any action to judicially dissolve the Company. Neither the board of directors nor the shareholders of the Company have taken any action with respect to the dissolution of the Company, and the Company has not filed any notice of intent to dissolve with the State of Delaware.

         6. The Company owns or leases places of business in Hong Kong and the States of Maine and New York.

         7. All directors signing the Company's consent resolution authorizing the transactions contemplated by that certain Credit Agreement were duly appointed and incumbent in their offices at the time of all relevant corporate action and at all relevant times thereafter.

         8. Except as set forth on Exhibit C to the Opinion, the Company is not a party to or bound by any contract, agreement, indenture, lease or other document the violation or termination of which could have a Materially Adverse Effect.

         9. Except as discussed in Item 1. of the Annual Report, the Company does not regularly deal with or report to any federal or state governmental agency or authority.

         10. Except as set forth on Schedule 5.05 to the Credit Agreement, there is no litigation or proceeding pending or threatened against the Company or any of its properties, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or any outstanding judicial or administrative decree, writ, judgment or order to which the Company or its properties is subject which has had or, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

         11. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (as defined below), and no part of the proceeds of any Loans to the Company or any Intercompany Loans to any other Consolidated Company will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. For purposes of this certificate, the term "margin stock" shall mean (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC margin stock; (iii) any OTC security designated as qualified for trading in the National Market System; (iv) any debt security convertible into or carrying a subscription right to purchase a margin stock;
(v) any warrant or right to subscribe to or purchase a margin stock; or (vi) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 other than (a) a company licensed under the Small Business Investment Act of 1958, as amended; or (b) a company which has at least 95 percent of its assets continuously invested in government or municipal securities; or (c) a company which issues face-amount certificates.

         12. The Company is not, nor does it hold itself out as being primarily, nor does it propose to engage primarily, in the business of investing, reinvesting, or trading securities. The Company is not engaged nor does it propose to engage in the business of issuing face-amount certificates of the installment type, nor has the Company been engaged in such business nor does it have any such certificate outstanding. The Company is not engaged nor does it propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and it neither owns nor does it propose to acquire investment securities having a value exceeding 40% of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

         13. The Company does not, directly or indirectly, own, control, or hold, with the power to vote ten percent or more of the outstanding voting securities of (i) any company which owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale, or any company which owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light, or power (any such company shall be referred to herein as a "Public Utility"), or (ii) any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility, or (iii) any company whose voting securities are directly or indirectly owned, controlled or held with power to vote, by any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility. The Company has not received notification from the Securities and Exchange Commission that, pursuant to the Public Utility Holding Company Act of 1935, the Commission has determined that (i) the Company, or (ii) any person the Company directly or indirectly owns, controls or holds with power to vote, the voting securities of, or (iii) any person which directly or indirectly owns, controls or holds with power to vote, the voting securities of the Company, constitutes a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company."

         14. The undersigned is not aware of any consent, approval or authorization of, or registration, declaration or filing with, (i) any United States federal or (ii) any state, local, or other governmental authority of the State of Georgia, required in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents or the use of the proceeds of the Loans.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of June 28, 1996.


                                        By:
                                           ------------------------------------
                                           Brady W. Mullinax, Jr.
                                           Assistant Treasurer
                                           Irving Tanning Company

                                  EXHIBIT A-3

                             OFFICER'S CERTIFICATE


         I, Brady W. Mullinax, Jr., Assistant Treasurer of Kroy Tanning Company, Incorporated, a Delaware corporation (the "Company"), hereby acknowledge and agree that Alston & Bird may rely and will be relying on this Certificate in rendering their opinion (the "Opinion") in connection with the transactions contemplated by that certain Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement") by and among the Fuqua Enterprises, Inc., the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, Atlanta, as agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given them in, or by reference in, the Opinion.

         I hereby certify to Alston & Bird that, to the best of my knowledge:

         1. A copy of the Opinion has been provided to the undersigned in connection with the certifications made herein. Further, the undersigned is familiar with each of the Credit Documents.

         2. Alston & Bird may rely on all certificates from the Company or state officials provided to the Agent or any Lender in connection with the Credit Agreement as if the same were addressed to Alston & Bird. The certificate of incorporation of the Company have not been amended, revoked or otherwise changed since the date of certification by the Secretary of State of the State of Delaware of the copy of such certificate delivered to the Agent under the Credit Agreement.

         3. The resolutions of the Board of Directors of the Company reviewed and relied upon by Alston & Bird are true, complete and correct, the resolutions have not been amended or revoked since the date adopted and are the only resolutions relating to the matters that are the subject matter of the Opinion. Further, the Company's relevant corporate resolutions were adopted in compliance with any procedural requirements of the Company's certificate of incorporation and bylaws and the Delaware Corporation Laws.

         4. The Company is engaged in the business of producing leather and finished leather from deerskin and lambskin for a variety of consumer goods as more particularly described in Item 1. of the Fuqua Enterprises, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Annual Report"), which description is incorporated herein.

         5. The Company has not received any notice from the Secretary of State of the State of Delaware of a determination that any grounds exist for administratively dissolving the Company and the Company has not received notice of the commencement of any action to judicially dissolve the Company. Neither the board of directors nor the shareholders of the Company have taken any action with respect to the dissolution of the Company, and the Company has not filed any notice of intent to dissolve with the State of Delaware.

         6. The Company owns or leases places of business in only the State of Maine.

         7. All directors signing the Company's consent resolution authorizing the transactions contemplated by that certain Credit Agreement were duly appointed and incumbent in their offices at the time of all relevant corporate action and at all relevant times thereafter.

         8. Except as set forth on Exhibit C to the Opinion, the Company is not a party to or bound by any contract, agreement, indenture, lease or other document the violation or termination of which could have a Materially Adverse Effect.

         9. Other than the Securities and Exchange Commission and various state securities authorities and except as discussed in Item 1. of the Annual Report and Item 1. of the Fuqua Enterprises, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company does not regularly deal with or report to any federal or state governmental agency or authority.

         10. Except as set forth on Schedule 5.05 to the Credit Agreement, there is no litigation or proceeding pending or threatened against the Company or any of its properties, which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect or any outstanding judicial or administrative decree, writ, judgment or order to which the Company or its properties are subject which has had or, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

         11. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (as defined below), and no part of the proceeds of any Loans to the Company or any Intercompany Loans to any other Consolidated Company will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. For purposes of this certificate, the term "margin stock" shall mean (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC margin stock; (iii) any OTC security designated as qualified for trading in the National Market System; (iv) any debt security convertible into or carrying a subscription right to purchase a margin stock;
(v) any warrant or right to subscribe to or purchase a margin stock; or (vi) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 other than (a) a company licensed under the Small Business Investment Act of 1958, as amended; or (b) a company which has at least 95 percent of its assets continuously invested in government or municipal securities; or (c) a company which issues face-amount certificates.

         12. The Company is not, nor does it hold itself out as being primarily, nor does it propose to engage primarily, in the business of investing, reinvesting, or trading securities. The Company is not engaged nor does it propose to engage in the business of issuing face-amount certificates of the installment type, nor has the Company been engaged in such business nor does it have any such certificate outstanding. The Company is not engaged nor does it propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and it neither owns nor does it propose to acquire investment securities having a value exceeding 40% of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

         13. The Company does not, directly or indirectly, own, control, or hold, with the power to vote ten percent or more of the outstanding voting securities of (i) any company which owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale, or any company which owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light, or power (any such company shall be referred to herein as a "Public Utility"), or (ii) any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility, or (iii) any company whose voting securities are directly or indirectly owned, controlled or held with power to vote, by any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility. The Company has not received notification from the Securities and Exchange Commission that, pursuant to the Public Utility Holding Company Act of 1935, the Commission has determined that (i) the Company, or (ii) any person the Company directly or indirectly owns, controls or holds with power to vote, the voting securities of, or (iii) any person which directly or indirectly owns, controls or holds with power to vote, the voting securities of the Company, constitutes a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company."

         14. The undersigned is not aware of any consent, approval or authorization of, or registration, declaration or filing with, (i) any United States federal or (ii) any state, local, or other governmental authority of the State of Georgia, required in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents or the use of the proceeds of the Loans.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of June 28, 1996.


                                        By:
                                           ------------------------------------
                                           Brady W. Mullinax, Jr.,
                                           Assistant Treasurer
                                           Kroy Tanning Company, Incorporated

                                  EXHIBIT A-4

                             OFFICER'S CERTIFICATE


         I, Brady W. Mullinax, Jr., Treasurer of Basic American Medical Products, Inc., a Georgia corporation (the "Company"), hereby acknowledge and agree that Alston & Bird may rely and will be relying on this Certificate in rendering their opinion (the "Opinion") in connection with the transactions contemplated by that certain Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement") by and among the Fuqua Enterprises, Inc., the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, Atlanta, as agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given them in, or by reference in, the Opinion.

         I hereby certify to Alston & Bird that, to the best of my knowledge:

         1. A copy of the Opinion has been provided to the undersigned in connection with the certifications made herein. Further, the undersigned is familiar with each of the Credit Documents.

         2. Alston & Bird may rely on all certificates from the Company or state officials provided to the Agent or any Lender in connection with the Credit Agreement as if the same were addressed to Alston & Bird. The articles of incorporation of the Company have not been amended, revoked or otherwise changed since the date of certification by the Secretary of State of the State of Georgia of the copy of such certificate delivered to the Agent under the Credit Agreement. The Company is current in its net worth and income tax payments and filings to the Georgia Department of Revenue.

         3. The resolutions of the Board of Directors of the Company reviewed and relied upon by Alston & Bird are true, complete and correct, the resolutions have not been amended or revoked since the date adopted and are the only resolutions relating to the matters that are the subject matter of the Opinion. Further, the Company's relevant corporate resolutions were adopted in compliance with any procedural requirements of the Company's articles of incorporation and bylaws and the Georgia Business Corporation Code.

         4.      The Company currently is engaged in the business described in
Item 1 of the Fuqua Enterprises, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Annual Report"), which description is incorporated herein.

         5. The Company has not received any notice from the Secretary of State of the State of Georgia of a determination that any grounds exist for administratively dissolving the Company and the Company has not received notice of the commencement of any action to judicially dissolve the Company. Neither the board of directors nor the shareholders of the Company have taken any action with respect to the dissolution of the Company, and the Company has not filed any notice of intent to dissolve with the State of Georgia.

         6. The Company owns or leases places of business in only the States of Georgia, Mississippi and Wisconsin.

         7. All directors signing the Company's consent resolution authorizing the transactions contemplated by that certain Credit Agreement were duly appointed and incumbent in their offices at the time of all relevant corporate action and at all relevant times thereafter.

         8. Except as set forth on Exhibit C to the Opinion, the Company is not a party to or bound by any contract, agreement, indenture, lease or other document the violation or termination of which could have a Materially Adverse Effect.

         9. Except as discussed in Item 1. of the Annual Report, the Company does not regularly deal with or report to any federal or state governmental agency or authority.

         10. Except as set forth on Schedule 5.05 to the Credit Agreement, there is no litigation or proceeding pending or threatened against the Company or any of its properties, which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect or any outstanding judicial or administrative decree, writ, judgment or order to which the Company or its properties are subject which has had or, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

         11. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (as defined below), and no part of the proceeds of any Loans to the Company or any Intercompany Loans to any other Consolidated Company will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. For purposes of this certificate, the term "margin stock" shall mean (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC margin stock; (iii) any OTC security designated as qualified for trading in the National Market System; (iv) any debt security convertible into or carrying a subscription right to purchase a margin stock;
(v) any warrant or right to subscribe to or purchase a margin stock; or (vi) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 other than (a) a company licensed under the Small Business Investment Act of 1958, as amended; or (b) a company which has at least 95 percent of its assets continuously invested in government or municipal securities; or (c) a company which issues face-amount certificates.

         12. The Company is not, nor does it hold itself out as being primarily, nor does it propose to engage primarily, in the business of investing, reinvesting, or trading securities. The Company is not engaged nor does it propose to engage in the business of issuing face-amount certificates of the installment type, nor has the Company been engaged in such business nor does it have any such certificate outstanding. The Company is not engaged nor does it propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and it neither owns nor does it propose to acquire investment securities having a value exceeding 40% of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

         13. The Company does not, directly or indirectly, own, control, or hold, with the power to vote ten percent or more of the outstanding voting securities of (i) any company which owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale, or any company which owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light, or power (any such company shall be referred to herein as a "Public Utility"), or (ii) any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility, or (iii) any company whose voting securities are directly or indirectly owned, controlled or held with power to vote, by any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility. The Company has not received notification from the Securities and Exchange Commission that, pursuant to the Public Utility Holding Company Act of 1935, the Commission has determined that (i) the Company, or (ii) any person the Company directly or indirectly owns, controls or holds with power to vote, the voting securities of, or (iii) any person which directly or indirectly owns, controls or holds with power to vote, the voting securities of the Company, constitutes a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company."

         14. The undersigned is not aware of any consent, approval or authorization of, or registration, declaration or filing with, (i) any United States federal or (ii) any state, local, or other governmental authority of the State of Georgia, required in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents or the use of the proceeds of the Loans.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of June 28, 1996.


                                        By:
                                           -----------------------------------
                                           Brady W.  Mullinax, Jr.
                                           Treasurer Basic
                                           American Medical Products, Inc.

                                  EXHIBIT A-5

                             OFFICER'S CERTIFICATE


         I, Brady W. Mullinax, Jr., Vice President and Treasurer of Lumex Medical Products, Inc., a Delaware corporation (the "Company"), hereby acknowledge and agree that Alston & Bird may rely and will be relying on this Certificate in rendering their opinion (the "Opinion") in connection with the transactions contemplated by that certain Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement") by and among the Fuqua Enterprises, Inc., the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, Atlanta, as agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given them in, or by reference in, the Opinion.

         I hereby certify to Alston & Bird that, to the best of my knowledge:

         1. A copy of the Opinion has been provided to the undersigned in connection with the certifications made herein. Further, the undersigned is familiar with each of the Credit Documents.

         2. Alston & Bird may rely on all certificates from the Company or state officials provided to the Agent or any Lender in connection with the Credit Agreement as if the same were addressed to Alston & Bird. The certificate of incorporation of the Company have not been amended, revoked or otherwise changed since the date of certification by the Secretary of State of the State of Delaware of the copy of such certificate delivered to the Agent under the Credit Agreement.

         3. The resolutions of the Board of Directors of the Company reviewed and relied upon by Alston & Bird are true, complete and correct, the resolutions have not been amended or revoked since the date adopted and are the only resolutions relating to the matters that are the subject matter of the Opinion. Further, the Company's relevant corporate resolutions were adopted in compliance with any procedural requirements of the Company's certificate of incorporation and bylaws and the Delaware Corporation Laws.

         4. The Company is engaged in the business described in the second paragraph of Item 7. of the Fuqua Enterprises, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which description is incorporated herein.

         5. The Company has not received any notice from the Secretary of State of the State of Delaware of a determination that any grounds exist for administratively dissolving the Company and the Company has not received notice of the commencement of any action to judicially dissolve the Company. Neither the board of directors nor the shareholders of the Company have taken any action with respect to the dissolution of the

Company, and the Company has not filed any notice of intent to dissolve with the State of Delaware.

         6. The Company owns or leases places of business in the States of New York, Pennsylvania, California and Tennessee.

         7. All directors signing the Company's consent resolution authorizing the transactions contemplated by that certain Credit Agreement were duly appointed and incumbent in their offices at the time of all relevant corporate action and at all relevant times thereafter.

         8. Except as set forth on Exhibit C to the Opinion, the Company is not a party to or bound by any contract, agreement, indenture, lease or other document the violation or termination of which could have a Materially Adverse Effect.

         9. Other than the Securities and Exchange Commission and various state securities authorities and except as discussed in Item 1. of the Annual Report, the Company does not regularly deal with or report to any federal or state governmental agency or authority.

         10. Except as set forth on Schedule 5.05 to the Credit Agreement, there is no litigation or proceeding pending or threatened against the Company or any of its properties, which could have a Material Adverse Effect or any outstanding judicial or administrative decree, writ, judgment or order to which the Company or its properties is subject which has had or could have a Materially Adverse Effect.

         11. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (as defined below), and no part of the proceeds of any Loans to the Company or any Intercompany Loans to any other Consolidated Company will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. For purposes of this certificate, the term "margin stock" shall mean (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC margin stock; (iii) any OTC security designated as qualified for trading in the National Market System; (iv) any debt security convertible into or carrying a subscription right to purchase a margin stock;
(v) any warrant or right to subscribe to or purchase a margin stock; or (vi) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 other than (a) a company licensed under the Small Business Investment Act of 1958, as amended; or (b) a company which has at least 95 percent of its assets continuously invested in government or municipal securities; or (c) a company which issues face-amount certificates.

         12. The Company is not, nor does it hold itself out as being primarily, nor does it propose to engage primarily, in the business of investing, reinvesting, or trading securities. The Company is not engaged nor does it propose to engage in the business of issuing face-amount certificates of the installment type, nor has the Company been engaged in such business nor does it have any such certificate outstanding. The Company is not engaged nor does it propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and it neither owns nor does it propose to acquire investment securities having a value exceeding 40% of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

         13. The Company does not, directly or indirectly, own, control, or hold, with the power to vote ten percent or more of the outstanding voting securities of (i) any company which owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale, or any company which owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light, or power (any such company shall be referred to herein as a "Public Utility"), or (ii) any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility, or (iii) any company whose voting securities are directly or indirectly owned, controlled or held with power to vote, by any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility. The Company has not received notification from the Securities and Exchange Commission that, pursuant to the Public Utility Holding Company Act of 1935, the Commission has determined that (i) the Company, or (ii) any person the Company directly or indirectly owns, controls or holds with power to vote, the voting securities of, or (iii) any person which directly or indirectly owns, controls or holds with power to vote, the voting securities of the Company, constitutes a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company."

         14. The undersigned is not aware of any consent, approval or authorization of, or registration, declaration or filing with, (i) any United States federal or (ii) any state, local, or other governmental authority of the State of Georgia, required in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents or the use of the proceeds of the Loans.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of June 28, 1996.


                                        By:
                                           -------------------------------------
                                           Brady W. Mullinax, Jr.
                                           Vice President and Treasurer
                                           Lumex Medical Products, Inc.

                                  EXHIBIT A-6

                             OFFICER'S CERTIFICATE


         I, Brady W. Mullinax, Jr., Vice President and Treasurer of MUL Acquisition Corp. II, a Delaware corporation (the "Company"), hereby acknowledge and agree that Alston & Bird may rely and will be relying on this Certificate in rendering their opinion (the "Opinion") in connection with the transactions contemplated by that certain Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement") by and among the Fuqua Enterprises, Inc., the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, Atlanta, as agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given them in, or by reference in, the Opinion.

         I hereby certify to Alston & Bird that, to the best of my knowledge:

         1. A copy of the Opinion has been provided to the undersigned in connection with the certifications made herein. Further, the undersigned is familiar with each of the Credit Documents.

         2. Alston & Bird may rely on all certificates from the Company or state officials provided to the Agent or any Lender in connection with the Credit Agreement as if the same were addressed to Alston & Bird. The certificate of incorporation of the Company have not been amended, revoked or otherwise changed since the date of certification by the Secretary of State of the State of Delaware of the copy of such certificate delivered to the Agent under the Credit Agreement.

         3. The resolutions of the Board of Directors of the Company reviewed and relied upon by Alston & Bird are true, complete and correct, the resolutions have not been amended or revoked since the date adopted and are the only resolutions relating to the matters that are the subject matter of the Opinion. Further, the Company's relevant corporate resolutions were adopted in compliance with any procedural requirements of the Company's certificate of incorporation and bylaws and the Delaware Corporation Laws.

         4. The Company is engaged in the business of passively holding intangible property for investment, including trademarks and patents for which the Company will be responsible for registration and protection.

         5. The Company has not received any notice from the Secretary of State of the State of Delaware of a determination that any grounds exist for administratively dissolving the Company and the Company has not received notice of the commencement of any action to judicially dissolve the Company. Neither the board of directors nor the shareholders of the Company have taken any action with respect to the dissolution of the

Company, and the Company has not filed any notice of intent to dissolve with the State of Delaware.

         6. The Company owns or leases places of business only in State of Delaware.

         7. All directors signing the Company's consent resolution authorizing the transactions contemplated by that certain Credit Agreement were duly appointed and incumbent in their offices at the time of all relevant corporate action and at all relevant times thereafter.

         8. Except as set forth on Exhibit C to the Opinion, the Company is not a party to or bound by any contract, agreement, indenture, lease or other document the violation or termination of which could have a Materially Adverse Effect.

         9. The Company does not regularly deal with or report to any federal or state governmental agency or authority.

         10. Except as set forth on Schedule 5.05 to the Credit Agreement, there is no litigation or proceeding pending or threatened against the Company or any of its properties, which could have a Material Adverse Effect or any outstanding judicial or administrative decree, writ, judgment or order to which the Company or its properties is subject which has had or could have a Materially Adverse Effect.

         11. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (as defined below), and no part of the proceeds of any Loans to the Company or any Intercompany Loans to any other Consolidated Company will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. For purposes of this certificate, the term "margin stock" shall mean (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC margin stock; (iii) any OTC security designated as qualified for trading in the National Market System; (iv) any debt security convertible into or carrying a subscription right to purchase a margin stock;
(v) any warrant or right to subscribe to or purchase a margin stock; or (vi) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 other than (a) a company licensed under the Small Business Investment Act of 1958, as amended; or (b) a company which has at least 95 percent of its assets continuously invested in government or municipal securities; or (c) a company which issues face-amount certificates.

         12. The Company is not, nor does it hold itself out as being primarily, nor does it propose to engage primarily, in the business of investing, reinvesting, or trading securities. The Company is not engaged nor does it propose to engage in the business of issuing face-amount certificates of the installment type, nor has the Company been engaged in such business nor does it have any such certificate outstanding. The Company is not engaged nor does it propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and it neither owns nor does it propose to acquire investment securities having a value exceeding 40% of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

         13. The Company does not, directly or indirectly, own, control, or hold, with the power to vote ten percent or more of the outstanding voting securities of (i) any company which owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale, or any company which owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light, or power (any such company shall be referred to herein as a "Public Utility"), or (ii) any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility, or (iii) any company whose voting securities are directly or indirectly owned, controlled or held with power to vote, by any company which directly or indirectly owns, controls or holds with power to vote, the voting securities of any Public Utility. The Company has not received notification from the Securities and Exchange Commission that, pursuant to the Public Utility Holding Company Act of 1935, the Commission has determined that (i) the Company, or (ii) any person the Company directly or indirectly owns, controls or holds with power to vote, the voting securities of, or (iii) any person which directly or indirectly owns, controls or holds with power to vote, the voting securities of the Company, constitutes a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company."

         14. The undersigned is not aware of any consent, approval or authorization of, or registration, declaration or filing with, (i) any United States federal or (ii) any state, local, or other governmental authority of the State of Georgia, required in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents or the use of the proceeds of the Loans.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of June 28, 1996.


                                        By:
                                           -------------------------------------
                                           Brady W. Mullinax, Jr.
                                           Vice President and Treasurer
                                           MUL Acquisition Corp. II

                                   EXHIBIT B

                         Jurisdictions of Qualification


Company

         Delaware
         Georgia
         Maine
         New York

Irving

         Delaware
         Maine
         New York

Kroy

         Delaware
         Maine
         Massachusetts

Basic

         Georgia
         Mississippi
         Wisconsin

Lumex

         Delaware
         California
         Georgia
         New York
         Pennsylvania
         Tennessee

MUL

         Delaware

                                   EXHIBIT C

                         Listed Contractual Obligations

1. Agreement between Town of Hartland, Maine and Irving Tanning Company dated September 26, 1994 related to General Obligation Bonds.

2. Management Agreement between Vista and Fuqua National Corporation dated April 10, 1989.

3. Assignment to Fuqua Capital Corporation of the Management Agreement between Vista and Fuqua National Corporation.

4. First Amendment to Management Agreement between Fuqua Capital Corporation and Vista dated September 14, 1994.

5. Lease Agreement between Vista (Leasee) and Sumitomo Life Realty (N.Y.) Inc. (Lessor) dated January 17, 1990.

6. First Amendment to the Lease Agreement between Vista (Lessee) and Sumitomo Life Realty (N.Y.) Inc. dated September 6, 1990.

7. Second Amendment to the Lease Agreement between Vista (Lessee) and Sumitomo Life Realty (N.Y.) Inc. dated February 21, 1992.

8. Third Amendment to the Lease Agreement between Vista (Lessee) and Sumitomo Life Realty (N.Y.) Inc. dated October 28, 1994.

9. Sublease Agreement between Vista and Fuqua Capital Corporation dated October 31, 1994.

10. Lease Agreement between Empire State Building Company (Lessor) and Vista (Lessee) dated March 1, 1993 along with Lease Modification Agreement and Space Deletion Agreement dated February 18, 1994.

11. International Sales Representative Agreement between Irving Tanning Company, Inc. and Fineco Leather Ltd. dated June 1, 1995.

12. Agreement between IBP, Inc. and Irving Tanning Company, Inc. dated June 10, 1994.

13. Stock Purchase Agreement among Vista, Concorde Finance & Investment, Inc., InterRedec, Inc., InterRedec Southern Company, Inc. and American Southern Company dated September 17, 1991.

14. Non-negotiable Promissory Note between Vista and InterRedec Southern Company, Inc. dated October 11, 1991.

15. $5 Million Uncommitted Promissory Note dated as of November 6, 1995 executed by Fuqua Enterprises, Inc. in favor of SunTrust Bank, Atlanta.

16. Letter Agreement dated as of December 8, 1995 between Fuqua Enterprises, Inc. and First Union National Bank of Georgia.

17. Application and Agreement for Irrevocable Standby Letter of Credit dated as of December 8, 1995 executed by Fuqua Enterprises, Inc. to First Union National Bank of Georgia, as Issuer.

18. Credit Agreement dated as of April 29, 1994 by and between Basic American Medical Products, Inc. and Bank One, Fond du Lac.

19. Agreement for Purchase and Sale of Certain Assets dated as of October 20, 1995 between Super Sagless, Inc. and Basic American Medical Products, Inc.

20. Non-Negotiable Purchase Money Promissory Note dated October 20 ,1995 executed by Basic American Medical Products, Inc. in favor of Super Sagless, Inc.

21. Security Agreement dated as of October 20, 1995 by and between Basic American Medical Products, Inc. and Super Sagless, Inc.

22. Unconditional Guarantee of Performance of Fuqua in favor of Super Sagless, Inc. dated November 15, 1995.

23. Guaranty dated as of October 20, 1995 executed by Leggett & Platt, Incorporated in favor of Basic American Medical Products, Inc.

24. Agreement and Plan of Merger among Basic American Medical Products, Inc., BA Acquisition Corporation and Fuqua Enterprises, Inc. dated October 6, 1995.

25. Stock Purchase Agreement between Atlantic American Corporation and Fuqua Enterprises, Inc. dated October 16, 1995.

26. Promissory Note between Atlantic American Corporation and Fuqua dated December 31, 1995.

27. Agreement between Lumex Medical Products, Inc. and Local 422-S, Products, Service and Sales District IUC, AFL- CIO.

28. Sublease Agreement by and between Crossroads Incubation Corporation and Lumex, Inc. dated as of December 1, 1989 as assigned to Lumex pursuant to that certain Assignment and Assumption of Lease between Lumex, Inc. and Lumex dated as of April 3, 1996.

29. Asset Sale Agreement dated as of March 13, 1996 by and among Lumex, Inc., MUL and Fuqua.

30. Registration Rights Agreement dated as of November 8, 1995 by and between Fuqua Enterprises, Inc. and Gene J. Minotto.

31. Contract between Lumex Medical Products, Inc. and the United States of America (Department of Veteran's Affairs) V797P-3768j.

32. Contract between Lumex Medical Products, Inc. and the United States of America (Department of Veteran's Affairs) V797P-3253j.

33. Contract between Lumex Medical Products, Inc. and the United States of America (General Services Administration/FSS National Furniture Center) GS-27F-3011D.

                                   EXHIBIT F

                                    FORM OF
                             COMPLIANCE CERTIFICATE


SunTrust Bank, Atlanta, as Agent
 and each of the Lenders party
 to the Credit Agreement referenced
 below

                 Re: Fuqua Enterprises, Inc.

Gentlemen:

         The undersigned, ______________________, being the chief financial officer of Fuqua Enterprises, Inc., a Delaware corporation (the "Borrower"), hereby delivers this Compliance Certificate to the Agent and Lenders as required by the terms of that certain Amended and Restated Credit Agreement dated as of June 28, 1996 by and among SunTrust Bank, Atlanta, individually and as Agent, the Borrower and the Lenders party thereto (the "Credit Agreement"). All terms used herein without definition shall have the meaning set forth in the Credit Agreement.

         1. The undersigned is duly authorized to execute and deliver this certificate on behalf of the Borrower in his or her capacity as the chief financial officer of the Borrower.

         2. The calculations set forth in Attachment 1 hereto are true and accurate computations of the financial covenants and the other provisions identified on such Attachment in accordance with the terms of the Credit Agreement.

         [Add for quarterly reports: 3. The consolidated financial statements of the Consolidated Companies attached hereto for the fiscal quarter ending ____________________ fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes).]

         4. Based upon a review of the activities of Consolidated Companies and the financial statements attached hereto during the period covered thereby, there exists no Event of Default or Default under the Credit Agreement.

                                        ________________________________________
                                        Name:
                                        Title:

                   Attachment No. 1 to Compliance Certificate

         The Compliance Certificate attached hereto is as of __________________ _________ and pertains to the period from ___________________________ to ______
____________________.


1.       Debt to Capital Ratio - Calculated Quarterly

         a.      Funded Debt (including the current portion
                   thereof) of the Consolidated Companies
                                                                                     -----------------------
         b.      Funded Debt of Other Persons Guaranteed
                   by a Consolidated Company
                                                                                     -----------------------
         c.      Required Stock Redemptions in next
                   12 months
                                                                                     -----------------------
         d.      Debt outstanding pursuant to
                   SunTrust Line of Credit
                                                                                     -----------------------
         e.      Adjusted Funded Debt (a+b+c+d)
                                                                                     -----------------------
         f.      Net Worth of Borrower less
                   Treasury Stock
                                                                                     -----------------------
         g.      Total Capitalization (e+f)
                                                                                     -----------------------
         h.      Leverage Ratio e/g                                                                %
                                                                                     -----------------------
         i.      Maximum Leverage Ratio                                                         .6:1:00
                                                                                     -----------------------
         j.      Default Indicated?                                                              Yes/No

2.       Interest Coverage Ratio - Calculated Quarterly
         For Preceding Four Quarters

         a.      Consolidated EBIT
                                                                                     -----------------------
         b.      Consolidated Interest Expense
                                                                                     -----------------------
         c.      Ratio of (a)/(b)
                                                                                     -----------------------
         d.      Minimum Ratio                                                                  2.0:1.0
                                                                                     -----------------------
         e.      Default Indicated?                                                             Yes/No


3.       Cash Flow Coverage Ratio - Calculated Quarterly
         For Preceding Four Quarters

         a.      Consolidated Net Income (Loss)
                                                                                     -----------------------
         b.      Depreciation and Amortization
                                                                                     -----------------------
         c.      Consolidated EBITDA (a+b)
                                                                                     -----------------------
         d.      Consolidated Funded Debt
                                                                                     -----------------------
         e.      Ratio of (c)/(d)
                                                                                     -----------------------
         f.      Minimum Ratio                                                                  4.0:1.0
                                                                                     -----------------------
         g.      Default Indicated?                                                             Yes/No

4.      Indebtedness (Section 7.01)

         List all outstanding Indebtedness incurred since later of Closing Date or date of last Compliance Certificate and indicate provision of Credit Agreement permitting the same:

         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------

5.       Liens  (Section 7.02)

         a.      Amount of Indebtedness permitted
                 by Section 7.01(d) Secured by Liens                                 $
                                                                                      ----------------------
         b.      Amount Permitted                                                    $10,000,000.00
         c.      Default Indicated?                                                           Yes/No

6.       Restricted Payments (Section 7.04)

                 Total Amount of all Restricted Payments
                   made since Closing Date                                           $
                                                                                      ----------------------
                 50% of Net Income since 6-30-96
                   (calculated as one accounting period)                             $
                                                                                      ----------------------
                 + $2,500,000                                                        $2,500,000.00
                 Amount Permitted:                                                   $
                                                                                      ----------------------
                 Default Indicated?                                                           Yes/No

7.       Stock Ownership

                 Amount of Shares of Voting Stock
                   owned by Fuqua Family as of date hereof
                                                                                     -----------------------
                 Amount Required                                                           720,000
                                                                                     -----------------------
                 Default Indicated?                                                         Yes/No

8.       Intercompany Loans

         As listed below:

                                                                                    Note Delivered
     Obligor              Obligee             Amount Outstanding                Pursuant to Assignment?
     -------              -------             ------------------                -----------------------
                                                                                        Yes/No

                                   EXHIBIT G

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


                 ASSIGNMENT AND ACCEPTANCE AGREEMENT (the "Assignment Agreement") dated as of _____________, 19__ between ___________________________
___________________ ("Assignor") and _____________________________ ("Assignee").
All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:

                 WHEREAS, Assignor is a party to an Amended and Restated Credit Agreement, dated as of June 28, 1996 (as amended to the date hereof, the "Credit Agreement"), among Fuqua Enterprises, Inc., a Delaware corporation (the "Borrower"), various financial institutions (including Assignor, the "Lenders") and SunTrust Bank, Atlanta, as Agent (the "Agent"); and

                 WHEREAS, Assignor has a Revolving Credit Commitment of $___________ under the Credit Agreement pursuant to which it has made outstanding Advances; and

                 WHEREAS, Assignor and Assignee wish Assignor to assign to Assignee its rights under the Credit Agreement with respect to a portion of its Revolving Credit Commitment and of its outstanding Advances thereunder; and

                 WHEREAS, Assignor and Assignee wish Assignee to assume the obligations of Assignor under the Credit Agreement to the extent of the rights so assigned;

                 NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                 1. Assignment. Assignor hereby assigns to Assignee, without recourse, or representation or warranty (other than expressly provided herein) and subject to Section 4(b) hereof, ___% as the "Assignee's Share" ("Assignee's Share") of all of Assignor's rights, title and interest arising under the Credit Agreement relating to Assignor's Revolving Credit Commitment, including with respect to Assignee's Share of the Advances heretofore made by the Assignor under the Revolving Credit Commitment pursuant to the Credit Agreement. The dollar amount of Assignee's Share of Assignor's Revolving Credit Commitment is $__________ and the dollar amount of Assignee's Share of Assignor's outstanding Advances under the Revolving Credit Commitments is $__________.


                 2. Assumption. Assignee hereby assumes from Assignor all of Assignor's obligations arising under the Credit Agreement relating to Assignee's Share of Assignor's Revolving Credit Commitment and of the Advances outstanding thereunder. It is the intent of the parties hereto that Assignor shall be released from all of its obligations under the Credit Agreement relating to Assignee's Share.

                 3. Assignments; Participations. Assignee may not assign all or any part of the rights granted to it hereunder. Assignee may sell or grant participations in all or any part of the rights granted to it hereunder in accordance with the provisions of Section 10.06 of the Credit Agreement.

                 4.       Payment of Interest and Fees to Assignee.

                          (a)     As of the date hereof interest is payable by
the Borrower in respect of Assignee's Share of the Eurodollar Advances at a rate equal to ___% per annum above LIBOR and a Commitment Fee equal to ___% per annum on the Assignee's Share of the average daily unused portion of the Revolving Credit Commitment.


                          (b)     Notwithstanding anything to the contrary
contained in this Assignment Agreement, if and when Assignor receives or collects any payment of interest on any Advance attributable to Assignee's Share or any payment of the Commitment Fee attributable to Assignee's Share which, in any such case, are required to be paid to Assignee pursuant to clause (a) above, Assignor shall distribute to Assignee such payment but only to the extent such interest or fee accrued after the Assignment Effective Date (as hereinafter defined).


                          (c)     Notwithstanding anything to the contrary
contained in this Assignment Agreement, if and when Assignee receives or collects any payment of interest on any Advance or any payment of the Commitment Fee which, in any such case, is required to be paid to Assignor pursuant to clause (a) above, Assignee shall distribute to Assignor such payment.


                 5. Payments on Assignment Effective Date. In consideration of the assignment by Assignor to Assignee of Assignee's Share of Assignor's Revolving Credit Commitment and Advances as set forth above, Assignee agrees to pay to Assignor on or prior to the Assignment Effective Date an amount specified by Assignor in writing on or prior to the Assignment Effective Date which represents Assignee's Share of the principal amount of the respective Advances made by Assignor pursuant to the Revolving Credit Commitment and outstanding on the Assignment Effective Date.


                 6. Effectiveness. (a) This Assignment Agreement shall become effective on the date (the "Assignment Effective Date") (which is at least five days after the date hereof) on which (i) Assignor and Assignee shall have signed a copy hereof (whether the same or different copies) and, in the case of Assignee, shall have delivered same to Assignor, (ii) the Borrower shall have consented hereto, (iii) a copy of the fully executed Assignment, a fee of $3,000 and the Revolving Credit Notes evidencing the Revolving Credit Commitment assigned hereby shall have been delivered to the Agent, and (iv) Assignee shall have paid to Assignor the amount set forth in Section 5.

                          (b)     It is agreed that all interest on any Advance
attributable to Assignee's Share and all Commitment Fees attributable to Assignee's Share, which, in each case, accrues on and after the Assignment Effective Date shall be paid directly to the Assignee in accordance with the terms of the Credit Agreement.


                 7. Amendment of Credit Agreement. On the Assignment Effective Date the Credit Agreement shall be amended by deeming the signature of Assignee herein as a signature to the Credit Agreement. The Assignee shall be deemed a "Lender" for all purposes under the Credit Agreement and shall be subject to and shall benefit from all of the rights and obligations of a Lender under the Credit Agreement. The address of the Assignee for notice purposes shall be as set forth below, and the Credit Agreement shall be amended by deeming such signature page and address to be included thereon. Without limiting the generality of the foregoing, Assignee agrees that it will perform its obligations as a Lender under the Credit Agreement as required by the terms thereof and Assignee appoints and authorizes the Agent to take such actions as Agent on its behalf and exercise such powers under the Credit Agreement and the other loan documents as are delegated to the Agent by the terms of the Credit Agreement and the other credit documents, together with such powers as are reasonably incidental thereto.

                 8. Representations and Warranties. Each of the Assignor and the Assignee represents and warrants to the other party as follows:

                          (a)     it has full power and authority, and has taken
all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

                          (b)     the making and performance by it of this
Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

                          (c)     this Assignment Agreement has been duly
executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

                          (d)     all consents, licenses, approvals,
authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Assignment Agreement.

                 9. Expenses. The Assignor and the Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement.

                 10. Miscellaneous. (a) Assignor shall not be responsible to Assignee for the execution (by any party other than the Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Credit Agreement, the Revolving Credit Notes or the Note Assignments or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of the Borrower or any other Credit Party to Assignor or Assignee in connection with the Credit Agreement, the Revolving Credit Notes or the Note Assignments and the transactions contemplated thereby. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in the Credit Agreement, the Revolving Credit Notes or the Note Assignments or as to the use of the proceeds of the Advances or as to the existence or possible existence of any event which constitutes an Event of Default or which with the giving of notice or the passage of time or both would constitute an Event of Default.

                          (b)     Assignee represents and warrants that it has
made its own independent investigation of the financial condition and affairs of the Borrower and each other Credit Party in connection with the making of the Advances and the assignment of Assignee's Share of Assignor's Revolving Credit Commitment and of Assignor's Advances to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and each other Credit Party. Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of either the Borrower or any other Credit Party.

                          (c)     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY
OF THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

                          (d)     No term or provision of this Assignment
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.

                          (e)     This Assignment Agreement may be executed in
one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

                          (f)     The Assignor may at any time or from time to
time grant to others assignments or participations in its Revolving Credit Commitment or the Advances but not in the portions thereof assigned to Assignee pursuant to this Assignment Agreement. The Assignor represents and warrants that it has not at any time prior to the Assignment Effective Date encumbered or assigned the portion of its Revolving Credit Commitment or Advances being assigned hereunder.

                          (g)     All payments hereunder or in connection
herewith shall be made in Dollars and in immediately available funds, if payable to the Assignor, to the account of the Assignor at its address as designated in the Credit Agreement, and, if payable to the Assignee, to the account of the Assignee's address, as designated on the signature page hereof.

                          (h)     This Assignment Agreement shall be binding
upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment Agreement without the prior consent of the other party.

                          (i)     All representations and warranties made
herein and indemnities provided for herein shall survive the consummation of the transaction contemplated hereby.

                          (j)     The Assignee acknowledges receipt of copies
of the documents received in connection with the transactions contemplated by the Credit Agreement and this Assignment Agreement.

                 IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                                                   [NAME OF ASSIGNOR]


                                                   By:
                                                      _________________________________________
                                                         Title:


Assignee's Share of                                [NAME OF ASSIGNEE]
Revolving Credit Commitment:

$                                                  By:
 _____________________________                        _________________________________________
                                                         Title:

Address:

___________________________________________________
___________________________________________________
___________________________________________________

Tel. No:  ________________________
Fax No:   ________________________

CONSENTED TO AS OF THE
DATE SET FORTH ABOVE:

FUQUA ENTERPRISES, INC.


By:________________________________________
   Title:__________________________________

                                   EXHIBIT H

                           NOTE ASSIGNMENT AGREEMENT


                 THIS NOTE ASSIGNMENT AGREEMENT (the "Assignment") dated as of June 28, 1996, made by FUQUA ENTERPRISES, INC., a Delaware corporation (the "Borrower") and each of the Subsidiaries of the Borrower named on the signature pages hereof or from time to time becoming a party hereto (the "Assigning Subsidiaries" and together with the Borrower, collectively, the "Assignors" and individually, an "Assignor"), in favor of SUNTRUST BANK, ATLANTA a Georgia banking corporation, (the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders").

                 PRELIMINARY STATEMENTS:

                 (1) Certain lenders (together with other lenders that may from time to time become parties thereto, the "Lenders"), the Agent and the Borrower have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                 (2) Pursuant to the Credit Agreement, the Lenders have agreed to allow certain Intercompany Loans to and from the Borrower and its Subsidiaries and between Subsidiaries of the Borrower upon the condition that such Intercompany Loans are evidenced by an Intercompany Note which has been pledged to the Agent for the benefit of the Lenders to secure the Obligations of the Borrower.

                 (3) The parties hereto wish to enter into this Assignment in fulfillment of the above-referenced condition.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Assignors hereby agrees with the Agent as follows:

                 SECTION 1. ASSIGNMENT. As collateral (collectively the "Assigned Collateral") to secure the Secured Obligations (as defined in Section
2) each of the Assignors hereby:

                 (a) collaterally assigns and grants to the Agent, for the ratable benefit of the Lenders, a lien on and a security interest in, all of Assignor's right, title and interest in and to the Intercompany Loans owing to each party hereto from the Borrower or any Subsidiary of the Borrower, each Intercompany Note evidencing any such Intercompany Loan and all other instruments evidencing such Intercompany Loans, all other Intercompany Loan

         Documents and all renewals and extensions thereof, accessions thereto and substitutions therefor, whether now owned or held or hereafter owned or held by any such Assignor; and

                 (b) collaterally assigns and grants to the Agent, for the ratable benefit of the Lenders, to the maximum extent permitted by applicable law, a lien on and a security interest in, all Proceeds of the foregoing. Proceeds shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of Georgia or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) instruments representing obligations to pay amounts in respect of Assigned Collateral and (ii) other amounts from time to time paid or payable under or in connection with any of the Assigned Collateral.

Each of the parties hereto acknowledges and agrees that the assignment and security interest created by this Assignment is, and is intended to be, a first priority security interest with respect to all Intercompany Loans, Intercompany Notes, Intercompany Loan Documents or other Assigned Collateral, whether now existing or hereafter incurred or executed.

                 SECTION 2. SECURED OBLIGATIONS. This Assignment secures, and the Assigned Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise of all payments and other Obligations of the Borrower now existing or hereafter arising, whether for principal, premium or interest (all such obligations being the "Secured Obligations").

                 SECTION 3. NO RELEASE. Nothing set forth in this Assignment shall relieve any Assignor from the performance of any term, covenant, condition or agreement on such Assignor's part to be performed or observed under or in respect of any of the Assigned Collateral or from any liability to any entity under or in respect of any of the Assigned Collateral or impose any obligation on the Agent or any Lender to perform or observe any such term, covenant, condition or agreement on any Assignor's part to be so performed or observed or impose any liability on the Agent or any Lender for any act or omission on the part of any Assignor relating thereto or for any breach of any representation or warranty on the part of any Assignor contained in this Assignment, or in respect of the Assigned Collateral or made in connection herewith or therewith. This paragraph shall survive the termination of this Assignment and the discharge of each Assignor's other obligations hereunder.

                 SECTION 4. DELIVERY OF ASSIGNED COLLATERAL. All certificates or instruments representing or evidencing the Intercompany Loans from the Borrower or any Subsidiary of the Borrower, including without limitation, the Intercompany Notes, upon delivery thereof to any Assignor, shall be promptly delivered to and held by the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

                 SECTION 5. REPRESENTATIONS AND WARRANTIES. Each Assignor represents and warrants as follows:

                 (a) Such Assignor is, and at the time of the delivery of the Assigned Collateral pursuant to Section 4 of this Assignment will be, the legal and beneficial owner of the Assigned Collateral free and clear of any Lien except for the Lien and security interest created by this Assignment;

                 (b) Such Assignor has full corporate power and authority and legal right to pledge all the Assigned Collateral pursuant to this Assignment and make the transfers contemplated by Section 4 hereof;

                 (c) No consent of any other party (including, without limitation, stockholders or creditors of such Assignor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or other Person is required either (i) for the transfer by such Assignor of the Assigned Collateral as contemplated by this Assignment or for the execution, delivery or performance of this Assignment by such Assignor or (ii) for the exercise by the Agent of the remedies in respect of the Assigned Collateral pursuant to this Assignment, except as may be required in connection with such disposition by laws affecting the offering and sale of instruments generally or as otherwise required by laws affecting creditors in general in connection with the exercise of remedies by a secured party;

                 (d) Except as otherwise permitted by this Assignment, the Assignors at all times will be the sole beneficial owners of the Assigned Collateral;

                 (e) All information set forth herein relating to the Assigned Collateral is accurate and complete in all material respects as of the date hereof.

                 SECTION 6. SUPPLEMENTS, FURTHER ASSURANCES. Each Assignor agrees that at any time and from time to time, at the expense of the Borrower, any Assignor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request, in order to protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Assigned Collateral.

                 SECTION 7.  PAYMENTS ON NOTES.

                 (a) As long as no Event of Default shall have occurred and be continuing under the terms of this Assignment, each Assignor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Assignment, any and all payments of interest and principal in respect of the Assigned Collateral; provided, however, that any and all payments in the form of securities or notes shall be, and shall be forthwith delivered to the Agent to hold as, Assigned Collateral and shall, if received by any Assignor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Assignor, and be forthwith delivered to the Agent as Assigned Collateral in the same form as so received (with any necessary endorsement).

                 (b) Upon the occurrence and during the continuance of an Event of Default under the terms of this Assignment, all rights of each Assignor to receive payments of interest or principal which it would otherwise be authorized to receive and retain pursuant to Section 7(a) above shall cease and all rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold such payments during the continuance of such Event of Default.

                 (c) All payments which are received by any Assignor contrary to the provisions of Section 7(b) above shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Assignor and shall be forthwith paid over to the Agent as Assigned Collateral in the same form as so received (with any necessary endorsement).

                 SECTION 8. COVENANTS. Each of the Assignors hereby covenants and agrees as follows:

                 (a) Not to encumber the Assigned Collateral with any Lien, other than the Lien of this Assignment;

                 (b) To permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times, upon reasonable prior notice, and as often as the Agent or such Lender may reasonably request; provided that, no notice shall be required in the event that an Event of Default has occurred and is continuing; and

                 (c) Not to sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Assigned Collateral; and

                 (d) To assign hereunder, in accordance with Sections 2 and 7, any and all additional instruments, agreements and other documents which are to become part of the Assigned Collateral.

                 SECTION 9. AGENT APPOINTED ATTORNEY-IN FACT. Each of the Assignors hereby appoints the Agent as such Assignor's attorney-in-fact, with full authority in the place and stead of such Assignor and in the name of such Assignor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Assignment; provided that, unless an Event of Default has occurred and is continuing, the Agent shall not exercise its rights pursuant to this Section 9 until five (5) days after written request to the Assignor to take such action or to execute such instrument. If such Assignor fails to perform any agreement contained herein within five (5) days after receipt of a written request to do so from the Agent, the Agent may itself perform, or cause performance of, such agreement.

                 SECTION 10. REMEDIES UPON DEFAULT; DECISIONS RELATING TO EXERCISE OF REMEDIES.

                 A. DEFINITION OF EVENTS OF DEFAULT. The following specified events shall constitute events of default ("Events of Default"):

                 (a) The occurrence of any "Event of Default" pursuant to the Credit Agreement (as such term is defined therein);

                 (b) any representation, warranty or statement made or deemed to be made by any of the Assignor or any of its officers under or in connection with this Assignment shall have been incorrect in any material respect when made or deemed to be made; or

                 (c) any the Assignor shall fail to observe or perform any covenant or agreement set forth in this Assignment.

                 B. REMEDIES UPON DEFAULT. If any Event of Default under this Assignment shall have occurred and be continuing, the Agent may from time to time exercise, in its sole discretion and without further notice or demand, with respect to the Assigned Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of Georgia.

                 SECTION 11. APPLICATION OF PROCEEDS. After and during the continuance of an Event of Default described in Section 10, any cash held by the Agent as Assigned Collateral and all cash proceeds received by the Agent (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Assigned Collateral pursuant to the exercise by the Agent of its remedies as a secured creditor as provided in
Section 12 of this Assignment shall be applied promptly from time to time by the Agent:

                 FIRST, to the payment of the reasonable costs and expenses of such sale, collection or other realization, including all expenses, liabilities and advances made or incurred by the Agent or the Lenders in connection therewith;

                 SECOND, to the payment of the Secured Obligations then due;
         and

                 THIRD, after payment in full of all Secured Obligations, to the Assignor owed such indebtedness, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

                 SECTION 12. EXPENSES. The Assignors, jointly and severally, will upon demand pay to the Agent and each Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent or any Lender may actually incur in connection with (i) the administration of this Assignment, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Assigned Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or any Lender hereunder or (iv) the failure by any Assignor to perform or observe any of the provisions hereof except where such expenses result solely from the gross negligence or willful misconduct of the Agent or such Lender.

                 SECTION 13. NO WAIVER. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the full extent permitted by law cumulative and are not exclusive of any remedies provided by law.

                 SECTION 14. AMENDMENTS, ETC. This Assignment may not be amended, modified or waived except with the written consent of each of the Assignors and the Agent. Any amendment, modification or supplement of or to any provision of this Assignment, any termination or waiver of any provision of this Assignment and any consent to any departure by any Assignor from the terms of any provision of this Assignment shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon any Assignor in any instance hereunder shall entitle such Assignor or any other Assignor to any other or further notice or demand in similar or other circumstances.

                 SECTION 15. TERMINATION. This Assignment shall terminate upon the payment in full in cash in the applicable currency of all Secured Obligations, and then the Agent shall, upon the request and at the expense of the Assignors, forthwith assign, transfer and deliver, against receipt and without recourse to the Agent or any Lender, such of the Assigned Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Assignor.

                 SECTION 16. NOTICES. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing sent by first-class, registered or certified mail, postage prepaid and addressed as follows:

                 (1) If to Agent, at the address specified in the Credit Agreement, and

                 (2) If to Assignors, at the address specified on the signature page hereto for such Assignor.

Either the Agent or any Assignor may change its address for notice purposes by notice to the other parties as specified herein.

                 SECTION 17. ADDITIONAL ASSIGNORS. Upon execution and delivery by any Subsidiary of the Borrower of an instrument in the form of Annex 1, such Subsidiary of the Borrower shall become an Assignor hereunder with the same force and effect as if originally named an Assignor herein (each an "Additional Assignor"). The execution and delivery of any such instrument shall not require the consent of any Assignor hereunder. The rights and obligations of each Assignor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Assignor as a party to this Assignment.

                 SECTION 18. CONTINUING SECURITY INTEREST; SUCCESSORS AND ASSIGNS. This Assignment shall create a continuing security interest in the Assigned Collateral and shall (i) remain in full force and effect until payment in full in cash in the applicable currency of all Secured Obligations or otherwise terminated pursuant to Section 15, (ii) be binding upon the Assignors, their respective successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, each Lender and each of its successors, transferees and assigns.

                 SECTION 19. GOVERNING LAW. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Georgia without regard to the principles of conflicts of laws thereof.

                 SECTION 20. EXECUTION IN COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Assignment.

                 IN WITNESS WHEREOF, each of the Assignors has caused this Assignment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                   ASSIGNORS:

ADDRESS:                                           FUQUA ENTERPRISES, INC.

One Atlantic Center
1201 W. Peachtree Street                           By:      __________________________________________
Suite 5000                                                  Lawrence P. Klamon
Atlanta, GA  30309-3424                                     President and Chief Executive Officer


                                                   Attest:  __________________________________________
                                                            Mildred H. Hutcheson
                                                            Secretary

                                                                    [CORPORATE SEAL]



ADDRESS:                                           IRVING TANNING COMPANY

One Atlantic Center
1201 W. Peachtree Street                           By:      __________________________________________
Suite 5000                                                  Title:  __________________________________
Atlanta, GA  30309-3424

                                                   Attest:  __________________________________________
                                                            Title:  __________________________________

                                                                    [CORPORATE SEAL]

                                                                         ANNEX 1

                                   SUPPLEMENT
                                       TO
                           NOTE ASSIGNMENT AGREEMENT


        THIS SUPPLEMENT TO NOTE ASSIGNMENT AGREEMENT (this "Supplement to Note Agreement"), dated as of ___________, 19__, made by __________________________, a ________ corporation (the "Additional Assignor"), in favor of SUNTRUST BANK, ATLANTA, a Georgia banking corporation (the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders").

                 PRELIMINARY STATEMENTS:

                 (1) Certain lenders (together with other lenders that may from time to time become parties thereto, the "Lenders"), the Agent and the Borrower have entered into that certain Amended and Restated Credit Agreement dated as of June 28, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                 (2) Pursuant to the Credit Agreement, the Lenders have agreed to allow certain Intercompany Loans to and from the Borrower and its Subsidiaries and between Subsidiaries of the Borrower upon the condition that such Intercompany Loans are evidenced by an Intercompany Note which has been pledged to the Agent for the benefit of the Lenders to secure the Obligations of the Borrower.

                 (3) The Borrower and certain Subsidiaries of the Borrower (collectively, the "Assignors") have executed and delivered that certain Note Assignment Agreement dated as of June 28, 1996 (the "Note Assignment Agreement") pursuant to which the Assignors have assigned and granted to the Agent, for the benefit of the Lenders, a lien on and a security interest in, all of their right title and interest in and to the Intercompany Loans, the Intercompany Notes and the Intercompany Loan Documents to secure all of the Obligations of the Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement);

                 (4) It is a condition subsequent to the Lenders' obligation to make loans to the Borrower under the Credit Agreement that the Additional Assignor execute and deliver to the Agent this Supplement to Note Agreement, and the Additional Assignor desires to execute and deliver this Supplement to Note Agreement to satisfy such condition subsequent;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Assignor hereby agrees with the Agent as follows:

         1. DEFINED TERMS. Capitalized terms not otherwise defined herein which are used in the Note Assignment Agreement are used herein with the meanings specified for such terms in the Note Assignment Agreement.

         2. ADDITIONAL ASSIGNOR. The Additional Assignor agrees that it shall be and become an Assignor for all purposes of the Note Assignment Agreement and shall be fully bound thereby to the same extent and with the same effect as though the Additional Assignor had been one of the Assignor originally executing and delivering the Note Assignment Agreement. Without limiting the foregoing, the Additional Assignor hereby agrees with the Agent that:

                 (a) As collateral (collectively the "Assigned Collateral") to secure the Secured Obligations (as defined in Section 2(b)) the Additional Assignors hereby:

                          (i) collaterally assigns and grants to the Agent, for the ratable benefit of the Lenders, a lien on and a security interest in, all of the Additional Assignor's right, title and interest in and to the Intercompany Loans owing to each party hereto from the Borrower or any Subsidiary of the Borrower, each Intercompany Note evidencing any such Intercompany Loan and all other instruments evidencing such Intercompany Loans, all other Intercompany Loan Documents and all renewals and extensions thereof, accessions thereto and substitutions therefor, whether now owned or held or hereafter owned or held by such Additional Assignor; and

                 (b) collaterally assigns and grants to the Agent, for the ratable benefit of the Lenders, to the maximum extent permitted by applicable law, a lien on and a security interest in, all Proceeds of the foregoing. Proceeds shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of Georgia or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) instruments representing obligations to pay amounts in respect of Assigned Collateral and (ii) other amounts from time to time paid or payable under or in connection with any of the Assigned Collateral.

Each of the parties hereto acknowledges and agrees that the assignment and security interest created by this Assignment is, and is intended to be, a first priority security interest with respect to all Intercompany Loans, Intercompany Notes, Intercompany Loan Documents or other Assigned Collateral, whether now existing or hereafter incurred or executed.

                 (c) This Assignment secures, and the Assigned Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise of all payments and other Obligations of the Borrower now existing or hereafter arising, whether for principal, premium or interest (all such obligations being the "Secured Obligations").

All references in the Note Assignment Agreement to "Assignors" or any "Assignor" shall be deemed to include and to refer to the Additional Assignor.

         3.      GOVERNING LAW.   This Supplement to Note Agreement shall be
governed by, and construed in accordance with, the laws of the State of Georgia without regard to the principles of conflicts of laws thereof.

                 IN WITNESS WHEREOF, the Additional Assignor has caused this Supplement to Note Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.

Address for Notices:                               ADDITIONAL ASSIGNOR:

                                                   __________________________


                                                   By:      __________________________________________
                                                            Title: ___________________________________


                                                   Attest:  __________________________________________
                                                            Title: ___________________________________

                                                                    [CORPORATE SEAL]

                                   EXHIBIT A


1. Promissory Note, dated as of June 28, 1996, made by Irving Tanning Company in favor of Fuqua Enterprises, Inc., in the maximum principal amount of $100,000,000.

2. Promissory Note, dated as of June 28, 1996, made by Kroy Tanning Company, Incorporated in favor of Irving Tanning Company, in the maximum principal amount of $6,500,000.

3. Intercompany Note dated June 28, 1996 executed by Basic American Medical Products, Inc. in favor of Fuqua Enterprises, Inc. and in the maximum principal amount of $100,000,000.

4. Intercompany Note dated June 28, 1996 executed by Lumex Medical Products, Inc. in favor of Fuqua Enterprises, Inc. and in the maximum principal amount of $100,000,000.

5. Intercompany Note dated June 28, 1996 executed by MUL Acquisition Corp. II in favor of Fuqua Enterprises, Inc. and in the maximum principal amount of $100,000,000.

                                   EXHIBIT I


                           FORM OF INTERCOMPANY NOTE




$________________                                               Atlanta, Georgia
                                                            ______________, 199_



         FOR VALUE RECEIVED, the undersigned, _______________________, a _______________ corporation (the "Borrower") hereby unconditionally promises to pay to the order of FUQUA ENTERPRISES, INC. (together with any other holder hereof, the "Lender"), at its office at 1201 West Peachtree Street, Suite 5000, Atlanta, Georgia 30309 or at such other address as may be specified by the Lender to the Borrower, the principal sum of ___________________________ AND ___/100 DOLLARS ($_________________), or such lesser or greater amount as may be the aggregate principal amount outstanding of all advances (each an "Advance") made by the Lender to the Borrower pursuant to this Note.

         The Borrower agrees to pay principal at said office, in like money, from time to time on DEMAND by the Lender. The Borrower further agrees to pay interest at said office, in like money, on the outstanding principal balance of Advances owing hereunder at the variable rate equal to (a) the lowest rate of interest payable from time to time by Fuqua Enterprises, Inc. on Revolving Loans outstanding under and as defined in the Amended and Restated Credit Agreement dated as of July __, 1996 (the "Credit Agreement") by and among Fuqua Enterprises, Inc., certain Lenders from time to time party thereto and SunTrust Bank, Atlanta, as Agent (the "Agent") or (b) if no such Revolving Loans shall be then outstanding under the Credit Agreement or if such Credit Agreement shall have been terminated, at the rate of interest publicly announced by the Agent as its prime lending rate. All accrued and unpaid interest shall be payable on DEMAND.

         The date and amount of each Advance made by the Lender to the Borrower under this Note, each repayment of principal in respect thereof and the accrual of interest under this Note, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on Schedule I attached hereto; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligation of the Borrower to make a payment when due of any amount owing under this Note. Any such recordations or endorsements made by the Lender on its books or this Note shall be conclusive and binding on the Borrower absent manifest error.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.


                                           ______________________________



                                           By:___________________________

                                                Name:____________________

                                                Title:___________________

                                   SCHEDULE I


                 Amount of                 Amount of                   Outstanding
Date             Borrowing                  Payment                 Principal Balance         Notation
- ----             ---------                 ---------                -----------------         --------